UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Euronet Worldwide, Inc.
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EURONET WORLDWIDE, INC.
11400 TOMAHAWK CREEK PARKWAY, SUITE 300
LEAWOOD, KANSAS 66211
913-327-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2025
Euronet Worldwide, Inc., a Delaware corporation (“Euronet,” the “Company,” “we” or “us”), will hold the Annual Meeting of our stockholders (“Annual Meeting”) on Wednesday, May 14, 2025 at 1:00 p.m. (Central time) at Euronet's corporate headquarters at 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211, USA, to consider and vote upon the following matters:
1. Election of the Company’s three nominees for Class I Director, each to serve a three-year term expiring upon the 2028 Annual Meeting or until a successor is duly elected and qualified;
2. To conduct the annual advisory vote to approve executive compensation; and
3. Ratification of the appointment of KPMG LLP as Euronet’s independent registered public accounting firm for the year ending December 31, 2025.

Our Board of Directors has fixed the close of business on March 17, 2025, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the meeting.
This year, we are again pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
You are cordially invited to attend our Annual Meeting. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board,

Adam Godderz
General Counsel and Secretary
April 4, 2025

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EURONET WORLDWIDE, INC.

11400 TOMAHAWK CREEK PARKWAY, SUITE 300

LEAWOOD, KANSAS 66211

913-327-4200

PROXY STATEMENT

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2025 PROXY STATEMENT - SUMMARY

April 4, 2025

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION (see pages 5 - 7)

Meeting: Annual Meeting of stockholders

Date: Wednesday, May 14, 2025

Time: 1:00 p.m., Central Time

Location: Euronet Worldwide, Inc., 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211

Record Date: March 17, 2025

Mailing Date: The notice regarding the availability of proxy materials was first mailed to stockholders on or about April 4, 2025

Stock Symbol: EEFT

Exchange: NASDAQ

Common Stock Outstanding at the Record Date: 43,233,526 shares

State of Incorporation: Delaware

Year of Incorporation: 1996

Public Company Since: 1997

Corporate Headquarters: 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211

Corporate Website: www.euronetworldwide.com

Investor Relations Website: ir.euronetworldwide.com

Annual Report: ir.euronetworldwide.com/financial-information/annual-reports

EXECUTIVE COMPENSATION (see pages 28 - 55)

CEO: Michael J. Brown (age 69; CEO since July 1994)

CEO 2024 Total Direct Compensation:

Base Salary: $925,000

Annual Performance Bonus: $2,775,000

Long-Term Incentives: $10,404,197

CORPORATE GOVERNANCE (see pages 16 - 21)

Director Nominees: 3

  Michael J. Brown
  Sergi Herrero
  Brad Sprong
Director Term: Three years

Director Election Standard: Majority of votes cast

Board Meetings in 2024: 4

Standing Board Committees (Meetings in 2024):

Audit (4), Compensation (4), Nominating & Corporate Governance (3)

Corporate Governance Materials:

ir.euronetworldwide.com/corporate-governance/management

Board Communication:

ir.euronetworldwide.com/corporate-governance/contact-the-board

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OTHER ITEMS TO BE VOTED ON (see pages 22 - 27)

Advisory Vote to Approve Named Executive Officer Compensation

Ratification of Appointment of Independent Registered Public Accounting Firm (KPMG LLP)

VOTING GUIDELINES What am I being asked to vote on?	How does the Board of Directors recommend I vote?	On which pages of this Proxy Statement can I read more information before I vote?
Election of Michael J. Brown as a Director	FOR	22 - 25
Election of Sergi Herrero as a Director	FOR	22 - 25
Election of Brad Sprong as a Director	FOR	22 - 25
Advisory Vote to Approve Named Executive Officer Compensation	FOR	26
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	27

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GENERAL INFORMATION

Euronet has made these materials available to you on the internet or, upon your request, has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at the Annual Meeting of stockholders to be held on Wednesday, May 14, 2025, at 1:00 p.m. (Central time) at our corporate headquarters at 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211, USA.

Stockholders Entitled to Vote

Stockholders at the close of business on March 17, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The stockholders will be entitled to one vote for each share of common stock, par value $0.02 per share (the “Common Stock”), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the shares of Common Stock outstanding must be represented by proxy or in person at the Annual Meeting. On March 17, 2025, there were 43,233,526 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

How to Vote

Registered stockholders. Registered stockholders (that is, stockholders who hold their shares directly with our stock registrar), can vote any one of four ways:

Via the internet: www.proxyvote.com - Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

By Telephone: 1-800-690-6903 - Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

In Person: Attend the Annual Meeting and vote your shares.

If you vote via the internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card.

Beneficial stockholders. If your shares are held beneficially in the name of a bank, broker or other holder of record (sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Notice and Access delivery of the proxy materials, internet and/or telephone voting and voting in person at the meeting also will be offered to stockholders owning shares through most banks and brokers.

Revoking Your Proxy or Changing Your Vote

You may change your vote at any time before the proxy is exercised. For registered stockholders, if you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting in person at the meeting or by giving written notice to the Secretary. If you voted via the internet or by telephone you may also change your vote with a timely and valid later internet or telephone vote, as the case may be, or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote at the meeting.

If you hold your shares beneficially, you must follow the specific directions provided to you by your bank, broker or other holder of record to change or revoke any voting instructions you have already provided.

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Voting and Solicitation

Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we are making this Proxy Statement and our 2024 Annual Report available to stockholders electronically via the internet. On or before April 4, 2025, we mailed to our stockholders of record the “Important Notice Regarding the Availability of Proxy Materials for the stockholder Meeting to be held on May 14, 2025” (the “Notice”).  All Stockholders will be able to access this Proxy Statement and our 2024 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the internet or request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of our annual meetings.

We will treat shares that are voted “For,” “Against” or “Withheld From” a matter as being present at the meeting for purposes of establishing a quorum. We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum.

Election of Directors

In an uncontested election, a Director nominee must be elected by a majority of the votes cast, in person or by proxy, regarding the election of that Director nominee. A “majority of the votes cast” for the purposes of Director elections means that the number of votes cast “For” a Director nominee’s election exceeds the number of votes cast as “Withheld From” for that particular Director nominee. If an incumbent Director is not re-elected in an uncontested election and no successor is elected at the same meeting, the Director must submit an offer to resign.

In a contested election, which occurs when the number of Director nominees exceeds the number of open seats on the Board at any time before the meeting, Director nominees will be elected by a plurality of the shares represented at the meeting. A “plurality” means that the open seats on the Board will be filled by those Director nominees who received the most affirmative votes, regardless of whether those Director nominees received a majority of the votes cast with respect to their election.

At the Annual Meeting, the election of Directors is considered to be uncontested because we have not been notified of any other nominees as required by our Amended and Restated Bylaws (“Bylaws”). To be elected, each Director nominee must receive a majority of votes cast regarding that nominee. Abstentions will have no effect on the election of Directors.

Other Matters

All other matters will be determined by a vote of a majority of the shares present or represented by proxy and voting on such matters.

Broker Non-Votes

On routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, if you do not provide instructions on how you wish to vote, your broker will be allowed to exercise discretion and vote on your behalf. Your broker is prohibited, however, from voting on non-routine matters, which includes all of the proposals in this Proxy Statement other than the proposal to ratify the appointment of KPMG LLP. Broker “non-votes” will occur when a broker does not receive voting instructions from a stockholder on a non-routine matter or if the broker otherwise does not vote on behalf of the stockholder. Broker non-votes will not count in determining the number of votes cast with respect to the election of Directors or a proposal that requires a majority of votes cast and, therefore, will not affect the outcome of the election of Directors or the voting on such a proposal.

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Electronic Access to Proxy Materials and Annual Report

This Proxy Statement and our 2024 Annual Report are available on our website at https://ir.euronetworldwide.com/financial-information/annual-reports, respectively. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive in the future an email message that will provide a link to those documents on the internet. By opting to access your proxy materials via the internet, you will:

  help preserve environmental resources;
  gain faster access to your proxy materials;
  save us the cost of producing and mailing documents to you; and
  reduce the amount of mail you receive.

Stockholders who have enrolled in the electronic access service previously will receive their materials online this year.

Persons Making The Solicitation

Euronet is making all the solicitations in this Proxy Statement. We will bear the entire cost of this solicitation of proxies. Our Directors, officers and employees, without additional remuneration, may solicit proxies by mail, telephone and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.

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STOCKHOLDER ENGAGEMENT

We welcome and value the views and insights of our stockholders.  We have ongoing communications and meetings with our stockholders in the normal course of business and evaluate all stockholder feedback.  These meetings were typically attended by our Chief Financial Officer (CFO) and General Counsel.  This effort supplemented our ongoing communications throughout the year and focused on corporate governance, executive compensation, practices and other matters stockholders desired to discuss. During 2024, we engaged in outreach with investors including:

  Actively reaching out and sending a survey offering to discuss, board refreshment, executive compensation, and classified board structure to stockholders representing approximately 67% of our stockholders
  Actively engaging in discussions on executive compensation matters with stockholders representing approximately 31% of our common stock
  Moreover, our CEO and CFO actively participated in individual meetings with over 150 existing or potential discrete stockholders

During these meetings we conducted extensive outreach to better understand our stockholders perspectives on executive compensation, classified board structure and  board refreshment. Based on stockholder feedback, our Compensation Committee and Nominating and Governance Committee evaluated several potential changes and have taken action to implement a number of changes.  The table below highlights certain compensation or governance practices that were raised and the committees' responses to stockholder and proxy advisor feedback, including actions taken as a result, where applicable.

Practice	Our response/actions taken

Board refreshment and related tenure

We have added two new board members in the past 12 months.  Two of our long-term board members will not seek re-election at the May 2025 board meeting, significantly reducing our board tenure from approximately 18 years to approximately 12 years- a 33% reduction in tenure

Classified board structure

The Company annually considers the advantages and disadvantages of its board structure and continues to believe that its current structure allows the board to manage effectively the achievement of the Company’s long-term strategic goals, especially through periods of short-term disruptions.  The Company will continue to evaluate board structure and consider all new and emerging subject matter information

Use of time-based options in long-term incentive compensation	Since our 2024 plan design had already been determined for 2024 share-based compensation awards, we will include a meaningful share price hurdle requirement along with three-year cliff vesting.

Inclusion of a total stockholder return (TSR) metric in performance compensation	Since our 2024 plan design had already been determined for 2024 share-based compensation awards, we will include a meaningful share price hurdle requirement along with three-year cliff vesting.

Use of a performance feature in addition to Adjusted EPS	Since our 2024 plan design had already been determined for 2024 share-based compensation awards, we will include a meaningful share price hurdle requirement along with three-year cliff vesting.

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CORPORATE RESPONSIBILITY & SUSTAINABILITY AT EURONET

Overview

As a global organization, we understand the impact of our actions on the long-term well-being of our employees, customers, partners, communities, and the natural systems that sustain us. Our commitment to ESG (Environmental, Social and Governance) focuses on the people and resources we depend on, as well as the customers we serve, ensuring we contribute to a sustainable future.

Under the guidance and supervision of our Board of Directors, the Company pursues a prominent level of corporate social responsibility and sustainability driven by our mission.

These principles govern all areas of our business, including how we:

●         respect our environment and connect to our communities,

●         support our employees,

●         govern our business and

●         protect and secure personal and financial data.

Euronet is a leading electronic payments provider. We operate worldwide with customers in 200 countries, and offices in over 40 countries. Our products consume very few natural resources or fossil fuels, and they do not produce environmentally impacting waste by products. We do not manufacture products, nor do we import materials. We do not support child- or slave labor. Our business is managed under the direction of our Board of Directors with the goal of creating stockholder value through the development and distribution of secure financial payment products around the world and through the establishment of a culture of strong business ethics, diversity, financial transparency and compliance with laws and regulations. More details and discussion of our practices and initiatives related to our commitment to specific Environmental Social and Governance matters are provided on our website.

In 2024, we partnered with an ESG consultant to revisit and refine our ESG priorities through a series of internal and external surveys and interviews. These updated priorities, outlined below, will be featured in our upcoming ESG Report, scheduled for release in early 2025.

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Environment

As a provider of financial technology solutions and payments, we recognize the limited environmental impact of our business and operations. Nevertheless, we remain steadfast in our commitment to minimizing our ecological footprint through an Energy Transition Plan. We strive to leverage the latest technological and operational efficiencies to reduce our energy consumption and carbon emissions. The Company aims for continued development and growth of digital transactions to improve efficiency, enhance customer experience, drive growth, and eliminate unnecessary travel for customers and employees.

Social Responsibility

Values

We believe a great company can only be built on a solid ethical foundation.  We want to lead in business, but we are unwilling to compromise our commitment to our values. Our values are rooted in humility, as we leave our egos at the door. We hold high expectations and never settle for less than the best. Reliability is crucial to us, as we work hard and meet deadlines. We approach challenges with optimism and achieve what others think cannot be done. Empowerment is key to our success, as we take the initiative and boldly pursue our goals. We strive to be competitive in all aspects of our endeavors.

Employees

Our employees represent a considerable number of ethnicities and are nearly evenly split between men and women. We value diversity and make thousands of jobs available to people in lesser developed economies that might not otherwise have employment opportunities. Moreover, because we are dependent on a technologically literate workforce, our average employee compensation exceeds the average compensation within the countries where we do business, based on the World Bank’s global per capita income data. In short, our presence contributes to an increase in the overall country average income per person and as a result their lively hoods.

We strive to establish and uphold a discrimination and harassment-free diverse workplace, reflected in our employment of local employees across 57 global markets, with 83% of our approximately 10,600 employees located outside the US and 45% of our workforce being female. Almost one-third of our top four levels of management are female.

We offer our employees generally stable, long-term employment whenever and wherever possible. In certain countries, we engage a limited number of contract employees, primarily due to the project-centric nature of our business, necessitating specific external disciplines. It is noteworthy that we maintain only a small number of temporary workers (less than 1% of our workforce), emphasizing our commitment to fostering stable employment relationships. In our recent history, we have upheld a consistent record of stability, having never implemented widespread redundancy programs. Additionally, we are dedicated to empowering our employees through career development and training opportunities. Our Educational Assistance Program further exemplifies this commitment, as we offer to reimburse the tuition fees for external courses, reinforcing our support for continuous learning and advancement.

Our commitment to employee engagement extends to active participation in our management decision-making processes through avenues such as town halls and stock ownership programs, including the Employee Stock Purchase Plan (ESPP). Given the nature of our business and the professionalism of our workforce, we generally operate in a non-unionized capacity, with employment terms individually negotiated with each employee, rather than through a collectively agreed-upon contract.

We promote optimal health and safety for our employees. In certain parts of our business, we have hybrid in-office and work from home model in place, depending on the market and business needs. We strive to operate in compliance with all local laws and regulations related to workplace safety. We are not aware of any accidents that happened in the workplace in 2022, 2023 or 2024. We have not received any fines or penalties for breaching labor laws.

Community impact

We are committed to engaging with social issues within our communities. We have undertaken various initiatives, and we are actively engaged in community events to create significant changes and champion positive impacts in the communities we serve. Our endeavors to make positive impact within our communities revolve around three key social issues: the well-being and safety of our communities, prompt responses to global conflicts and crises, and restoration of areas devastated by disasters through reforestation.

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Product and services

Our mission is to build tomorrow’s financial technology today to enhance our global community and connect the world through financial participation and secure payment processing channels.

We adhere to the guidelines set forth by the Consumer Financial Protection Bureau ("CFPB") to ensure transparent and consistent communications and disclosures to consumers about the process and rates. Moreover, we follow similar standards regarding financial consumer disclosures around the world. Additionally, we meet the ATM disclosure requirements put forth by card organizations such as United States Visa and Mastercard, and the European Union.

Our success is contingent upon the financial health and security of essential transactions that involve numerous stakeholders. In our commitment to assisting customers and safeguarding their interests, including prevention of excessive indebtedness, we have incorporated various financial safeguards to ensure the reliability of our services and promote customer confidence.

It is worth noting that we neither endorse, provide, nor sell loan products, and we refrain from offering referrals to external lending agencies or financial institutions for loan products.

Governance

We recognize that strong governance is the foundation of a successful business, and we are committed to upholding the highest standards of ethical conduct, transparency, and accountability.

Board of Directors

The Board is qualified to carry out its responsibilities as the governing body on our stockholders' behalf. Our Board is comprised of 11 members of varying tenures, ages, ethnicity, origin, gender, geography, and professional experiences. Three of the nine continuing members are non-U.S. citizens and two are female. The Board of Directors comprises independent members, except for our founder and Chairman. In addition, we have designated a lead independent director to ensure strong oversight and governance practices. The Board is guided by our Corporate Governance Guidelines which establish a framework for the governance of the Board and our management.

We have established three committees, comprised of all independent directors, to aid the Board in its oversight of the Company: Audit Committee, Compensation Committee and Nominating & Corporate Governance committee. Each of the committees has established a charter to guide it in fulfilling its duties.

The Board, Nominating & Corporate Governance Committee and Audit Committee oversee our ESG efforts. The inclusion of ESG oversight within the Board, Audit, Nominating & Corporate Governance Committees is focused on driving intentional considerations for ESG related matters, acknowledging the Board’s responsibility for ESG in the organization and the Audit Committee oversight of ESG disclosures. In addition to ESG being at the forefront of the highest governing body in the organization, there are also additional committees responsible for ESG management in the organization, including representatives from legal, finance, accounting, marketing, human resources, and operations as well as representation from our global offices.

We place a high value on accountability and transparency, and we recognize that regular evaluations are essential to ensure that our Board of Directors is functioning at the highest level. To this end, we conduct an annual review of the Board and committees' performance, which includes an assessment of the flow of information between management, Board committees and the Board as a whole. The review is designed to enhance communication and collaboration, and it provides a valuable opportunity for the Board Committee Chairs to provide feedback on the effectiveness of our governance processes. By regularly evaluating our performance and seeking feedback, we can continuously improve our governance practices and ensure that we are fulfilling our fiduciary duties to our stakeholders.

Code of Business Conduct and Ethics

We require our Board of Directors, employees, and business partners to comply with our Code of Business Conduct and Ethics. Our code is available online and is available in multiple languages and is reconfirmed annually.

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Political Contribution

         In compliance with our Political Contribution Policy, we do not use corporate funds to contribute to candidates, political party committees, political action committees, or Super PACs. Employees are prohibited from making political contributions on behalf of the Company.

Management

We manage our business on a segment basis, while also maintaining appropriate governance of our subsidiaries. Our segment structure is intended to ensure that all units of our business operate efficiently, effectively, and consistent with our corporate standards. The management structure of each segment mirrors that of the executive management team, including a segment CEO, Finance Director, Technology Director, and General Counsel.

Cyber security Risk Management and Strategy

We recognize that cyber threats are constantly evolving, and we must stay ahead of risks and threats to our business systems, data, infrastructure, and employees. We take a holistic approach to cyber security to proactively mitigate and respond to cyber threats. Building a robust security program and security controls are critical components that are in the core foundation of our products, culture, and management oversight. As a financial transaction processor, we ensure security is embedded and regarded with importance across the organization and within our products and services. We recognize the criticality of maintaining the safety, security, and integrity of our systems and data to protect our customers, employees, partners, and shareholders. The security program and cyber security strategies are strongly supported by both executive management and our Board. Our executive management fosters a strong culture of security awareness and responsibilities from the tone at the top and across all functional teams at all levels. The company's CTO presents semi-annually the cyber security, risks, controls, practices and KPI's to the Board as well to business segment leadership.  Moreover the security team meets periodically with business unit management to align with business strategies and gain approval for financial support for cyber security resources and tools. Security leadership is also involved in financial forecasting for security needs and costs, and the Chief Technology Officer ("CTO") and Chief Financial Officer ("CFO") or executive management team is involved in understanding and approving security related investments and strategies. We invest in our cyber security personnel and protections to address critical risks to our infrastructure and systems, and we remain dedicated to continuous improvement in our cyber security program.

Data Security

We take information security seriously and have implemented robust policies and procedures to ensure the confidentiality, integrity, and availability of our systems and data. To that end, we have adopted an Information Security Policy aligned with the ISO 27001 Information Security Standard, a globally recognized framework for information security management. Our most relevant subsidiaries are certified. This policy incorporates industry-leading practices and serves as a guiding principle for our operations, enabling us to reduce business risks and increase business continuity across our organization. Furthermore, we continuously review and update our policies and procedures to ensure that they meet or exceed the latest regulatory and industry standards, providing our stakeholders with the assurance that our operations are held to the high standards of security.

We are committed to safeguarding our customers and consumers against the rising threat of fraud. We recognize that security is a fundamental aspect of our business, and we take proactive measures to protect against fraudulent activity. This includes establishing velocity limits and monitoring suspicious behavior to quickly detect and respond to any potential threats. Additionally, we have implemented state-of-the-art anti-skimming devices and encryption technology across our ATMs to enhance security and prevent unauthorized access to sensitive information. Beyond these measures, we regularly review and enhance our security protocols, collaborate with industry partners and regulatory authorities, and invest in the latest technologies to stay ahead of evolving threats.

Data Privacy

We believe that protecting the rights and privacy of all personal data we handle is fundamental to trust in our business relationships.

●

We are committed to complying with international data protection laws, including the European General Data Protection Regulation,  (GDPR), the privacy laws of various states of the United States of America and applicable laws across several countries for in-country data protection as well as cross-border data transmission.

●

We have implemented a Data Security Policy which governs how personal data is processed and stored across our systems. We have appointed a Data Protection Officer and dedicated data protection compliance persons around the world to monitor and control personal data according to applicable regulations.

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Tax Strategy

Our tax strategy revolves around the principle of paying required taxes in all the tax jurisdictions where we conduct business. We implement transfer pricing studies and agreements so that all transactions are conducted at arm's length, thereby providing evidence to local fiscal authorities of our compliance with tax regulations. We are dedicated to upholding the spirit and the letter of the tax laws and regulations in all the countries where we conduct business. We have not shifted business from high-tax rate jurisdictions to low-tax rate jurisdictions. Moreover, we pledge not to engage in any tax arrangements lacking genuine commercial purpose and adhere to the arm's length principle when conducting transfer pricing. Additionally, we do not exploit tax havens for the purpose of tax avoidance.

Board Diversity

Our Board of Directors comprises accomplished individuals who are leaders in their respective industries, communities, and affiliated with various corporations, governmental institutions, and charities, as well as civic and professional organizations. With decades of collective experience spanning diverse industries and markets, our Board possesses a wealth of knowledge and skills, including the formation of groundbreaking software technologies, successful company launches, critical contributions to local non-profit organizations, and transformative business strategies. Their expertise and leadership acumen guide our organization towards innovative solutions and sustainable growth, solidifying our position as an industry leader. The Nominating & Corporate Governance Committee performs extensive evaluations of the credibility of each Board member and does not exclude any Board candidate based on their gender identity or demographic background. The Board adopted and follows the "Rooney" rule when soliciting board member candidates. The Board of Directors currently has gender diversity with two of our nine continuing directors being female, as well as ethnic diversity with representation from within and outside the United States. The Board of Directors also has a diverse background of industry experiences ranging from entrepreneurship, finance, transportation, technology, government, academia, and communications, including CEOs, patent owners, MIT engineers, Molecular and Cellular Biologists, PhDs, MBAs, taxation, processing and CPAs, all delivering insights from their unique and diverse histories.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the close of business on March 17, 2025 we had 43,233,526 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 17, 2025, held by: (i) each Euronet Director, nominee for Director and executive officer named in the summary compensation table, (ii) all Euronet Directors, nominees for Director and executive officers as a group, and (iii) each stockholder known by Euronet beneficially to own more than 5% of our Common Stock.

	Beneficial Ownership
Stockholder	Number of Shares (1)	Percent of Outstanding
Directors and Named Executive Officers
Michael J. Brown (2)	2,574,384	5.9%
Rick L. Weller (3)	717,078	1.6%
Nikos Fountas (4)	446,752	1.0%
Kevin J. Caponecchi (5)	446,121	1.0%
Juan C. Bianchi (6)	354,260	*
Thomas A. McDonnell	86,794	*
Andrew B. Schmitt	71,607	*
Paul S. Althasen	56,807	*
M. Jeannine Strandjord (7)	45,756	*
Dr. Andrzej Olechowski	14,868	*
Michael Frumkin	9,441	*
Ligia Torres Fentanes	5,192	*
Sergio Herrero	2,247
Sara Baack	2,063	*
Brad Sprong	774
All Directors, and Executive Officers as a Group (15 persons)	4,834,144	11.2%
Five Percent Holders:
BlackRock, Inc. (8)	4,609,469	10.7%
50 Hudson Yards
New York, NY 10001
The Vanguard Group (9)	4,202,098	9.7%
100 Vanguard Blvd.
Malvern, PA 19355
Allspring Global Investment Holdings, LLC (10)	3,687,685	8.5%
1415 Vantage Park Drive, 3rd Floor
Charlotte, NC 28203

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent of the shares outstanding.

(1)

Calculation of percentage of beneficial ownership includes the assumed exercise of options to purchase Common Stock by only the respective named stockholder that are vested or that will vest within 60 days of March 17, 2025 and any restricted stock units owned by such person that will vest within 60 days of March 17, 2025.

(2)	Includes: (i) 614,055 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 17, 2025, (ii) 158,715 shares of Common Stock held by Mr. Brown’s spouse, (iii) 211,245 shares of Common Stock held by Mr. Brown’s spouse as custodian for his children, and (iv) 171,400 shares of Common Stock held by family trusts for the benefit of Mr. Brown's spouse and children, of which Mr. Brown's spouse is the trustee.
(3)	Includes 435,477 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 17, 2025.
(4)	Includes 383,044 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 17, 2025.

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(5)	Includes 346,944 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 17, 2025.
(6)	Includes 348,429 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 17, 2025.
(7)	Includes shares held in Ms. Strandjord’s individual retirement account and the remainder in a revocable trust.
(8)	This information was supplied on Schedule 13G/A filed with the SEC on May 7, 2024. BlackRock, Inc. has sole power to vote over 4,315,947 shares and sole dispositive power over 4,609,469 shares.
(9)	This information was supplied on Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group has sole dispositive power over 4,132,691 shares. The Vanguard Group has shared voting power over 19,693 shares and shared dispositive power over 69,407 shares.
(10)	This information was supplied on Schedule 13G/A filed with the SEC on January 12, 2024. Allspring Global Investments Holdings, LLC has sole voting power over 3,557,277 shares and sole dispositive power over 3,687,685 shares. Allspring Global Investments, LLC has sole voting power over 473,267 shares and sole dispositive power over 3,666,984 shares. Allspring Funds Management LLC has sole voting power over 3,084,010 shares and sole dispositive power over 20,701 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except Mr. Brown filed a Form 5 reporting three gifts that should have been reported on a Form 4 and Mr. Sprong and Mr. Herrero each did not timely file on a Form 4 in connection with a grant of common stock as part of their director compensation.

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CORPORATE GOVERNANCE

Board Refreshment

Over the last five years, the Company held meetings with the stockholders owning the majority of the Company's stock outstanding. During those meetings, the Company discussed several aspects of corporate governance, including the tenure of the Board. In light of those comments, the Company set out on a path to refresh the Board while also taking into account the need to strike a balance of institutional knowledge while creating opportunities for  new ideas. To this end, the Board has added four new board members over the last three years which reduced the average tenure from approximately 18 years to approximately 12 years - a 33% reduction in tenure over a three year period. With respect to the eight independent Board members who either will be serving on our Board after the annual meeting on May 14, 2025 or nominated for election at this annual meeting, four of the eight or half have been added or refreshed, and the average tenure for the independent directors (excluding the CEO) will be approximately 10 years. The Board will contain a wide range of  diversity, experience and skills. The Company believes with the addition of these new directors, the Company has achieved a reasonable mix of short, medium and long-term tenures that promote new ideas as well as retain the important historical experiences necessary to ensure effective board oversight leading to stockholder value.

The Illustration below provides a graphical description of the Board tenure over the last three years:

 Director Independence

The Board of Directors has determined that all of the non-employee Directors are “independent” under the listing standards of The Nasdaq Stock Market LLC.

As highly accomplished individuals in their respective industries, fields and communities, the non-employee Directors are affiliated with numerous corporations, educational institutions and charities, as well as civic organizations and professional associations, many of which have charitable or other relationships with the Company. The Board considered each of these relationships and determined that none of these relationships conflict with the interests of the Company or would impair the relevant non-employee Director’s independence or judgment.

In the event of Board-level discussions pertaining to a potential transaction, relationship or arrangement involving an organization with which a Director is affiliated, that Director would be expected to recuse themselves from the deliberation and decision-making process.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held four regular meetings during 2024. The Board has established an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. During 2024, each Director attended at least 75% of the total number of meetings held by the Board and Board committees on which they served (during the period for which he or she was a Director).

Board Committee Membership

The Board committee membership is as follows:

Director	Audit	Compensation	Nominating & Corporate Governance
Michael J. Brown*
Paul S. Althasen - I		M	C
Thomas A. McDonnell - I , L	M	M	M
Dr. Andrzej Olechowski - I		M	M
Michael N. Frumkin - I		M	M
Andrew B. Schmitt - I	M	C	M
M. Jeannine Strandjord - I	C	M	M
Sara Baack- I
Ligia Torres Fentanes - I	M	M	M
Sergi Herrero - I
Brad Sprong - I

*Chairman of the Board     C - Committee Chair     M - Committee Member   I - Independent Director    L - Lead Director

Audit Committee

The Company has an Audit Committee established in accordance with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). The Audit Committee of the Board, composed solely of independent Directors, met four times in 2024. The following four Directors are members of the Audit Committee: M. Jeannine Strandjord, Chair, Thomas A. McDonnell, Ligia Torres Fentanes, and Andrew B. Schmitt. The Audit Committee operates under a written charter adopted by the Board, which is published on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance.

The Board has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules promulgated thereunder, as amended and incorporated into the listing standards of The Nasdaq Stock Market LLC.

The Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee has oversight responsibilities with respect to our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee is responsible for retaining, evaluating and monitoring our independent registered public accounting firm and for providing an audit committee report for inclusion in our Proxy Statement. The Audit Committee is also responsible for maintaining open communication among the Audit Committee, management and our outside auditors. However, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and/or the outside auditors.

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Compensation Committee

The Compensation Committee of the Board met four times in 2024 to determine policies regarding the compensation of our executives and to review, determine and recommend to the full Board, as appropriate, the approval of the grant of options, restricted stock units and cash bonuses to our executives. The purpose of the Compensation Committee is to make determinations and recommendations, as appropriate, to the Board with respect to the compensation of our Chief Executive Officer and other senior executive officers. The following seven Directors are members of the Compensation Committee: Andrew B. Schmitt, Chair, Thomas A. McDonnell, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Paul S. Althasen, Michael N. Frumkin, and Ligia Torres Fentanes.  The Board has determined that all the members of the Compensation Committee are: (i) independent as defined under the independence standards of the listing standards of The Nasdaq Stock Market LLC both for directors generally and those applicable to members of the Compensation Committee and (ii) “non-employee” directors under Section 16 rules.

The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board, which is published on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance.

Its charter authorizes our Compensation Committee to delegate its responsibilities to one or more subcommittees or Directors, in accordance with restrictions set forth in the charter. Under the terms of our incentive plans, our Compensation Committee is authorized to administer the plans and may delegate its authority under such plans to another committee of the Board or a Director.

Annual Process for Determining Compensation of Executive Officers

As further described in the “Compensation Discussion and Analysis,” our Compensation Committee, together with senior management and outside consultants engaged by the Compensation Committee, conducts an annual review of our overall compensation program for executive officers. With respect to executive officer compensation, our Compensation Committee reviews each of the key components of compensation - base salary and short- and long-term incentives, both within Euronet and as compared to peers and survey data to determine whether each of these components is consistent with our compensation philosophy and its related goals and objectives. Upon the recommendation of our Chief Executive Officer with respect to the compensation of each executive officer who directly reports to him, and, based on the findings of any outside consultants that may be engaged to assist in this review, our Compensation Committee determines or recommends to the full Board, as appropriate, the compensation for all key executives, including our Chief Executive Officer.  Executive officers, including the chief executive officer, are not involved in proposing or seeking approval for their own compensation.

Process for Determining Non-Employee Director Compensation

Our Compensation Committee makes recommendations to the full Board about Board compensation and benefits for non-employee Directors, including cash, equity-based awards and other compensation based on the recommendations of independent outside compensation consultants who are retained by the Compensation Committee to, among other functions: (i) conduct a competitive assessment of non-employee Director compensation compared to competitive practice, (ii) inform the Compensation Committee of emerging trends in director pay practices, (iii) advise on stock ownership guidelines for non-employee Directors, and (iv) assess the amount of compensation that is adequate to compensate our Directors for their time and effort with respect to Board obligations. If, after the periodic review of non-employee Director compensation by our Compensation Committee, the Compensation Committee accepts recommendations from the outside compensation consultants that any changes should be made to  such program, it will recommend such changes to our Board for approval.

Outside Executive Compensation Consultants

The Compensation Committee directly retained FW Cook as its outside compensation consultant for 2024. FW Cook assisted the Compensation Committee and performed functions in connection with executive compensation matters for the Compensation Committee including: (i) conducting a competitive assessment of key executives’ total direct compensation (e.g., sum of base salary, annual incentive bonus and long-term incentive opportunity), (ii) evaluating appropriateness of annual and long-term incentive plan targets and standards, (iii) assessing whether the structure (the mix of cash and equity compensation, as well as annual and long-term incentives) is appropriate and competitive, (iv) comparing Euronet’s annual share utilization and earnings per share dilution for equity-based compensation to competitive practices and institutional investor guidelines, (v) comparing Euronet’s expense for stock-based compensation to its peer companies, (vi) advising the Compensation Committee regarding design changes to compensatory programs and the development of new programs based on strategic goals, competitive assessment, regulatory changes and risk management, (vii) informing the Compensation Committee of emerging trends in executive compensation, the institutional investor climate and corporate governance and accounting developments, (viii) providing and periodically advising on stock ownership or

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retention guidelines for senior executives, and (ix) providing the Compensation Committee with regular updates regarding changes in regulatory and legislative developments impacting executive compensation.

The Compensation Committee assessed the independence of FW Cook pursuant to Nasdaq's rules and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

Compensation Policies and Practices as They Relate to Risk Management

Together with management, the Compensation Committee considered the design and operation of the Company’s compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and evaluated the relationship between the Company’s risk management and these arrangements. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee met three times in 2024. In February 2025, the Nominating & Corporate Governance Committee met to evaluate the performance of the Board during 2024 and consider nominees for election at the Annual Meeting. Paul S. Althasen, Chair, M. Jeannine Strandjord, Andrzej Olechowski, Thomas A. McDonnell, Andrew B. Schmitt, Michael N. Frumkin, and Ligia Torres Fentanes are the current members of the Nominating & Corporate Governance Committee. The Board has determined that all of the members of the Nominating & Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of The Nasdaq Stock Market LLC.

The Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s charter describes the committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending Director candidates for nomination by the Board. The committee charter includes a provision requiring the inclusion of underrepresented individuals in all director searches also known as the "Romney rule". This charter is published on our website at http://ir.euronetworldwide.com/corporate-governance. Euronet’s Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for Director nominees and the composition of the Board, and are published on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance

The Nominating & Corporate Governance Committee evaluates each Director in the context of the Board as a whole, with the objective of recommending a Director who can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using their diversity of experience in various areas. The Nominating & Corporate Governance Committee considers the experience, qualifications, attributes and skills of each Director and nominee, including the person’s particular areas of expertise and other relevant qualifications, and the interplay of such experience, qualifications, attributes and skills with the Board as a whole. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential Director candidates is necessarily a dynamic and an evolving process, the Board believes that it is not always in the best interests of Euronet or its stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and Euronet at a particular point in time. Accordingly, the Nominating & Corporate Governance Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other potential Director candidates. The committee is actively engaged in planning for board succession, which is an ongoing and iterative process and one which the committee takes very seriously. The skills and backgrounds collectively represented on the board should reflect the diverse nature of the business environment in which Euronet operates and need to measurably move the Company forward. For purposes of Board composition, diversity includes, but is not limited to, business experience, geography, age, gender, and ethnicity.  In determining whether to recommend a Director for re-election, the Nominating & Corporate Governance Committee also considers the Director’s past attendance at meetings and participation in and contributions to the activities of the Board.

As general guidelines, members of the Board and potential Director candidates for nomination to the Board will be persons with appropriate educational background and training and who:

  have personal and professional integrity;
  act in a thorough and inquisitive manner;
  are objective;

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  have practical wisdom and mature judgment;
  have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the stockholders;
  have a general understanding of management, marketing, accounting, finance and other elements relevant to Euronet’s success in today’s business environment;
  have financial and business acumen, relevant experience, and the ability to represent and act on behalf of all stockholders;
  are willing to devote sufficient time to carrying out their duties and responsibilities effectively, including advance review of meeting materials; and
  are committed to serve on the Board and its committees for an extended period of time.

In addition, we do not permit any new Directors nominated by the Board (a) who serve as a member of Euronet’s Audit Committee to serve on the audit committee of more than two other boards of public companies, (b) who serve as chief executive officers or in equivalent positions of other public companies to serve on more than two boards of public companies in addition to the Board, and (c) generally to serve on more than four other boards of public companies in addition to the Board.

The Board values the contributions of a Director whose years of service has given him or her insight into Euronet and its operations and believes term limits are not necessary.

The Board believes that its membership should continue to reflect a diversity of business experience, gender, race, ethnicity, age, sexual orientation and gender identity and the Nominating & Corporate Governance Committee is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen in support of the Board’s commitment to diversity. The Nominating &Corporate Governance Committee has adopted a policy that the initial list of candidates from which new director nominees are chosen must include at least one qualified female and one racially or ethnically diverse candidate.

Director Candidate Recommendations and Nominations by stockholders

The Nominating & Corporate Governance Committee’s charter provides that the Nominating & Corporate Governance Committee will consider Director candidate recommendations by stockholders. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by the Nominating and Corporate Governance Committee. Stockholders should submit any such recommendations to the Nominating & Corporate Governance Committee through the method described under “Other Matters - Recommendations or Nominations of Individuals to Serve as Directors” below. In addition, in accordance with Euronet’s Bylaws, any stockholder of record entitled to vote for the election of Directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Other Matters - Deadline to Propose or Nominate Individuals to Serve as Directors” below.

Lead Independent Director

Under the Company’s Corporate Governance Guidelines, the Board annually selects a Lead Independent Director. The principal responsibilities of the Lead Independent Director are to call for and conduct executive sessions of the Board, serve as liaison between the Chairman of the Board and the independent Directors, approve meeting agendas and schedules for Board meetings, recommend matters to the Chairman for consideration by the Board and be available for consultation and direct communication with stockholders and all interested parties. A full list of the roles and responsibilities is included in the Company’s Corporate Governance Guidelines.

The Board believes that the existence of a Lead Independent Director enhances coordination of decision-making among the independent Directors and communication between them and the Chairman and provides a single point of contact for stockholders and other outside parties to communicate with the Board. In February 2025, the Board unanimously appointed Thomas A. McDonnell as the Board's Lead Independent Director.

Combined CEO and Chairman Role

Michael J. Brown currently serves as both Chairman of the Board of Directors and Chief Executive Officer and President of the Company. The Nominating & Corporate Governance Committee and the Board have considered the advantages and disadvantages of the combination of these two roles and consider it appropriate to maintain the combined roles. In particular, the Board has concluded that this structure promotes unified leadership and direction for the Company and provides a single, clear focus for the chain of command to execute the Company’s business plans and strategies.

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Risk Oversight

The Board has delegated oversight of Euronet’s risk management efforts to the Audit Committee. The Audit Committee’s role in risk oversight includes reviewing information provided by members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal, regulatory, compliance, cybersecurity, strategic and reputational risks. The Audit Committee uses such information to understand the Company’s risk identification, risk management and risk mitigation strategies. The Board believes that risk management is an integral part of Euronet’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

Part of the Audit Committee’s responsibilities, as set forth in its charter, is to review with corporate management, the independent auditors and the internal auditors, if applicable, any legal matters, risks or exposures that could have a significant impact on the financial statements and the steps management has taken to minimize the Company’s exposure. The Company’s management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee regularly reports to the full Board.

Cybersecurity Oversight

The Board is responsible for overseeing cybersecurity risk. The Company's Chief Technology Officer routinely discussed with the Board the security and integrity of the Company's systems, including cybersecurity updates on various topics such as on the Company's most critical processing systems, cybersecurity infrastructure and procedures, drills and training of employees, mitigation of cyber risks and assessments by third-party experts.  See “Corporate Responsibility and Sustainability at Euronet—Governance—Cybersecurity Risk Management Strategy."

Communications with the Board of Directors

The Board has approved a formal policy for stockholders to send communications to the Board or its individual members. stockholders can send communications to the Board and specified individual Directors by mailing a letter to the attention of the Board or a specific Director (c/o the General Counsel) at Euronet Worldwide, Inc., 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211 or by sending an email to directors@euronetworldwide.com.

Upon receipt of a communication for the Board or an individual Director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual Director, as appropriate. If a communication to an individual Director deals with a matter regarding Euronet, the General Counsel will forward the communication to the entire Board, as well as the individual Director. Neither the Board nor a specific Director is required to respond to stockholder communications and when responding shall do so only in compliance with the Corporate Governance Guidelines.

Director Attendance at Annual Meeting

Euronet has a policy encouraging its Directors to attend the Annual Meeting of stockholders. Two directors attended our 2024 Annual Meeting.

Code of Conduct

The Board has adopted a Code of Business Conduct & Ethics for Directors, Officers and Employees (the “Code of Conduct”) that applies to our directors, executive officers and our employees. The Code of Conduct is available on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance. Any amendment to or waiver of the Code of Conduct will be filed on Form 8-K or posted on our website.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Directors are as follows:

Name	Age	Position	Term Expires
Michael N. Frumkin	56	Class III Director	2027
Paul S. Althasen	60	Class III Director	2027
Thomas A. McDonnell	79	Class III Director	2027
Dr. Andrzej Olechowski	77	Class II Director	2026
Sara Baack	53	Class II Director	2026
Ligia Torres Fentanes	70	Class II Director	2026
Michael J. Brown	68	Chairman, Chief Executive Officer and Class I Director	2025
Sergi Herrero	43	Class I Director	2025
Andrew B. Schmitt	76	Class I Director	2025
Brad Sprong	60	Class I Director	2025
M. Jeannine Strandjord	79	Class I Director	2025

Classified Board

We currently have eleven Directors divided among three classes as described above. In June 2025, the Board size was increased to ten and Sergi Herrrero   was appointed as a Director, and in November 2024, the Board size was increased to eleven and Brad Sprong was appointed as a Director. Directors Schmitt and Strandjord were not nominated for re-election, and the Board intends to immediately reduce the size of the Board to nine following the Annual Meeting.

The Board has determined that all of the Directors, other than Mr. Brown, are independent Directors as defined in the listing standards for The Nasdaq Stock Market LLC.

Three Class I Directors are to be elected at the Annual Meeting for three-year terms ending at the 2028 Annual Meeting of stockholders. The Board has nominated Michael J. Brown, Sergi Herrero and Brad Sprong for election as Class I Directors. Unless otherwise instructed, each valid proxy will be voted for Michael J. Brown, Sergi Herrero and Brad Sprong. Each of the Class I nominees has consented to serve as a Director of Euronet. If a nominee is unable or subsequently declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any alternative nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Michael J. Brown, Sergi Herrero and Brad Sprong will be unable or will decline to serve as a Director.

Nominees for Election at the Annual Meeting

The following is a brief description of the business experience of each nominee for Director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should continue to serve as a Director for the Company, in light of the Company’s business and structure.

MICHAEL J. BROWN  is one of the founders of Euronet and has served as our Chairman of the Board and Chief Executive Officer since 1996 and has served as President since December 2014. He also co-founded our predecessor company in 1994. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. In 1979, Mr. Brown founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Visual Tools, Inc. was acquired by Sybase Software in 1996. Mr. Brown received a B.S. in Electrical Engineering from the University of Missouri - Columbia in 1979 and a M.S. in Molecular and Cellular Biology at the University of Missouri - Kansas City in 1997.

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The Board considers as particularly valuable Mr. Brown's deep commitment to the success of the Company (demonstrated in particular by his long-term stock holdings), his extensive experience as the founder of the Company and the initiator of each of the business lines of the Company, and the strategic, business and financial skills and knowledge he brings to his position as Director. Through his management of the Company since its inception, Mr. Brown has acquired a unique knowledge of the financial transaction processing industry in the markets in which the Company operates.

BRAD SPRONG has served on our Board since December 4, 2024. Mr. Sprong retired after a nearly 40-year-long career at KPMG, where he most recently served as Managing Partner, National Private Enterprise division. During his time with KPMG, Mr. Sprong guided many of the firm’s clients across a variety of industries through various transformations, regulatory changes, turnarounds and periods of rapid growth. Mr. Sprong holds a Bachelor of Science degree from William Jewell College in Liberty, Missouri.

The Board considers particularly valuable Mr. Sprong’s extensive experience with financial matters, particularly accounting, audit and tax-related matters, as well as his understanding of public markets and leadership responsibilities he gained during his career at KPMG.

SERGI HERRERO has served on our Board since June 4, 2024. Mr. Herrero is currently the Chairman of the Board at Intix, a transaction data analytics fintech for banks and securities houses. Mr. Herrero also serves on the board of Ezra, a fintech company based in the Middle East. Previously, he was Meta’s Global Director of Payments and Commerce from 2016 to 2019. At Meta, he created a global partnership team to deploy and grow Meta’s payments and commerce platform. Mr. Herrero holds master’s degrees in Management from the University of California, Berkley, and Ramon Llulll University, Spain, and a BS in Electrical Engineering from Ramon Llull University, Spain.

The Board considers particularly valuable Mr. Herrero’s extensive experience as an executive officer in the payment and technology industries, which, along with his experience serving the boards of financial technology companies in Europe, will support the Company’s strategy and pursuit of future business opportunities.

Other Directors

The following is a brief description of the business experience of each of our other Directors whose term of office will extend beyond 2025 Annual Meeting, and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the other Directors are qualified for service as a Director of the Company, in light of the Company’s business and structure:

PAUL S. ALTHASEN has served on our Board since May 2003. He joined Euronet in February 2003 in connection with Euronet’s acquisition of e-pay Limited, a UK company. Mr. Althasen served as Executive Vice President of Euronet until his resignation on April 2, 2012. Mr. Althasen is a co-founder and former CEO and Co-Managing Director of e-pay, and he was responsible for the strategic direction of e-pay from its formation in 1999 until April 2012. From 1989 to 1999, Mr. Althasen was a co-founder and Managing Director of MPC Mobile Phone Center, a franchised retailer of cellular phones in the UK. Previously, Mr. Althasen worked for Chemical Bank in London where he traded financial securities. From 2008 to 2016, Mr. Althasen served as a director of Evolve Telecom Ltd., a B2B provider of telecommunication services. Mr. Althasen currently serves as a director of Lodwick Homes Ltd. Since 2008, Mr. Althasen has been a director of Pier Insurance Managed Services Ltd., where he holds joint responsibility for the company’s strategic direction and general management. Mr. Althasen has a B.A. (Honors) degree in business studies from the City of London Business School.

The Board considers as particularly valuable Mr. Althasen's broad first-hand knowledge and experience in the prepaid payments industry in Western Europe and especially in the UK.

MICHAEL N. FRUMKIN  has served on our Board since June 2020. Mr. Frumkin has more than 25 years of experience in technical and management leadership roles in fast-growth, high-performance technology companies, including Silicon Valley icons like NeXT and Google. He was responsible for critical engineering functions at Verity, Excite, and Google, all of whom went from startup to successful IPOs during his tenure. In 1995, he joined a small 10 person startup that built one of the first full scale commercial internet search engines that eventually became Excite@Home, a multi-billion dollar public company. In his tenure at Excite, Mr. Frumkin was responsible for core company functions like web crawl and e-commerce engineering. After Excite, Mr. Frumkin spent several years as the Chief Technology Officer of Gamechange, the seed stage collaboration between Accenture Technology Ventures and Softbank Venture Capital, where he was responsible for technical due diligence and providing management guidance to portfolio companies. In 2002, pursuing a desire to go back to his more technical distributed computing roots, he joined

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Google where his responsibilities ranged from managing large engineering teams responsible for most of Google’s revenue, to overseeing critical internal software infrastructure projects. At various points in time, he was responsible for the engineering teams building and operating AdWords and the initial launch of AdSense, and the building of Google’s personalization infrastructure. In 2012, Mr. Frumkin founded the Google Accelerated Science research team within Google Research. This team worked with leading scientific institutions and universities around the world to increase the pace of discovery in important scientific research by bringing Google’s expertise in machine intelligence and machine perception to bear on fundamental science problems. Mr. Frumkin retired from Google in 2023. Mr. Frumkin holds Bachelor of Science and Master of Science degrees in Computer Science and Engineering from MIT.

The Board considers as particularly valuable Mr. Frumkin’s technical and engineering expertise and demonstrated success in applying that knowledge across a variety of high-growth technology companies.

THOMAS A. MCDONNELL  has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. He has served as Lead Independent Director since September 2014. From October 1984 until September 12, 2012, he served as Chief Executive Officer of DST Systems, Inc., a former stockholder of Euronet. From September 12, 2012 through December 31, 2012, he served as non-executive Chairman of DST Systems, Inc. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc. From January 1, 2013 until his retirement on December 31, 2014, Mr. McDonnell was President and Chief Executive Officer of the Ewing Marion Kauffman Foundation. Mr. McDonnell is currently a director of ENDI Corp., where he is a member of the Audit Committee. Mr. McDonnell has a B.S. in Accounting from Rockhurst University and an M.B.A. from the Wharton School of Finance.

The Board considers as particularly valuable Mr. McDonnell’s many years of experience in management of a public company in the transaction processing industry and participation on other company boards, whereby Mr. McDonnell has acquired extensive financial, accounting and management experience and substantive business knowledge. These qualities, as well as the knowledge of the Company’s business gained from his participation on the Board since the Company’s inception, are considered particularly valuable by the Board.

Ms. LIGIA TORRES FENTANES  has served on our Board since December 2022.  Ms. Torres' professional experience includes over 30 years in the financial sector across capital markets, wealth management and asset management, where she held operational, managerial and board positions covering Latin America, Asia, Europe, the Middle East and Africa.  The last 20 years of her professional career were within the BNP Paribas Group.  From 2013 until to her retirement in 2021, she worked in the asset management division where she first led the emerging market activities to subsequently become Chief Executive Officer of the Asia Pacific region based in Hong Kong. At present, she is a non-executive director at the board of Alfred Berg AM (Norway), the board chair of RAM, an alternative asset management company of Medio Banca Group and non-executive director at the Institute Louis Pasteur in the U.K. Ms. Torres has a bachelor’s degree in Business Administration from the Instituto Teconologico Autonomo de Mexico (ITAM) and postgraduate degrees in International Finance and Derivatives from HEC (Paris) and from the University of Paris Dauphine IX.  She has followed the Oxford University program on Corporate Sustainability Leadership and the Non-executive Director program of the Financial Times, focused on Corporate Governance. She is fluent in English, Spanish, French and Italian.

The Board considers as particularly valuable Ms. Torres’s prior board work contributing to the definition and implementation of growth strategies, the reinforcement of governance and risk control frameworks and on the elaboration of strategy in sustainability.

DR. ANDRZEJ OLECHOWSKI  has served on our Board since May 2002. He previously served as a Director of Euronet from its incorporation in December 1996 until May 2000. From 2005 until 2009 when he retired, Dr. Olechowski was the President of Conseil DG, a Polish consulting company. From 1995 until 2008, Dr. Olechowski served as a Senior Advisor for Central Europe Trust, Poland, a consulting firm. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Lech Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. From May 1998 to June 2000, Dr. Olechowski served as the Chairman of Bank Handlowy w Warszawie S.A. (Poland). From 2011 to 2020, Dr. Olechowski was a Professor at Vistula University. He is Honorary Chairman of Supervisory Board of Bank Handlowy w Warszawie S.A. (Poland), and sits on the boards of various charitable and educational foundations. He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw.

The Board considers as particularly valuable Dr. Olechowski’s significant stature in Polish government and business, his extensive business connections in and knowledge of the banking industry in Poland and Central Europe (which have historically been among the Company’s most important markets in the EFT Division), as well as his experience as a consultant and member of other boards with respect to the strategic and market factors affecting the Company’s business.

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SARA BAACK was appointed in February 2024. Since 2022, Ms. Baack has been a Founding Partner at Snowhawk LP, a private investment firm that targets strategic majority investments in businesses that power the economy's digital transition across cloud, connectivity and technology services sectors. She served as Chief Product Officer of Equinix, Inc., a global interconnection and data center company, from 2019 to 2022. Previously, she was Equinix’s Chief Marketing Officer from 2012 to 2019. Ms. Baack currently serves on the board of cloud management firm ProsperOps, CleanArc Data Centers, and Service Express. Ms. Baack was a director of Splunk Inc. from December 2017 until February 2023. Ms. Baack holds a B.A. from Rice University and an M.B.A. from Harvard Business School where she was a Baker Scholar.

The Board considers as particularly valuable Ms. Baack's extensive experience in product development and marketing across a range of industries, which, along with her C-level executive experience, will support Euronet as we continue to expand our business across new categories and more markets.

Required Vote and Board Recommendation

Election of the Company’s three nominees for Director requires each Director nominee to receive the affirmative vote of a majority of the votes cast in person, by telephone, mailed in or represented by proxy at the Annual Meeting regarding the election of such Director nominee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MICHAEL J. BROWN, SERGI HERRERO AND BRAD SPRONG AS CLASS I DIRECTORS OF EURONET.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail below under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed (i) to align the interests of executive management and stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our equity-based award plans, and (ii) to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success. The overall compensation program is designed to reward a combination of strong individual performance, strong performance by Euronet in meeting its long-term strategic goals and stock price appreciation.

Our compensation package for executive officers consists of a balance of base salary, certain employee benefits, annual bonuses under our Executive Annual Incentive Plan, performance-based equity grants and limited perquisites or other benefits. To serve the best interests of stockholders, the Compensation Committee follows an executive compensation philosophy that emphasizes performance-based compensation. This philosophy also aligns the economic interests of executive officers and stockholders by ensuring that nonvested performance-based equity incentive awards represent a substantial portion of an executive officer’s total compensation package. The Compensation Committee periodically reviews our executive compensation practices to ensure they achieve our desired goals.

At last year’s annual meeting, over 78% of the votes cast on the advisory vote on executive compensation were in favor of the Company’s named executive officer compensation for 2024. While still representing significant support for our executive compensation practices, we nevertheless are interested in understanding and responding to our stockholders' feedback reflected in their vote. As discussed more broadly under "stockholder engagement," we sought the input from stockholders holding approximately 70% of our shares outstanding (not including management or directors) and had discussions with stockholders representing approximately 30% of total shares outstanding. We have taken steps to make significant changes in elements of our executive compensation. Based on our historical performance-based pay practices together with feedback-driven changes we have taken action on, we are asking our stockholders to again indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE.

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PROPOSAL 3

RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2025

We are requesting our stockholders ratify the selection by our Audit Committee of KPMG LLP as Euronet’s independent registered public accounting firm for 2025. KPMG LLP will audit the consolidated financial statements of Euronet and its subsidiaries for 2025, review certain reports we will file with the SEC, audit the effectiveness of our internal control over financial reporting, provide our Board and stockholders with certain reports, and provide such other services as our Audit Committee and its Chairperson may approve from time to time.

       KPMG LLP served as our independent registered public accounting firm for 2024, and performed professional services for us as described below in the “Audit Matters” section. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions. Although our Audit Committee has selected KPMG LLP, it nonetheless may, in its discretion, terminate KPMG’s engagement and retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interests of Euronet and its stockholders.

Required Vote and Board Recommendation

Approval of the ratification of KPMG LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Euronet has a long-standing compensation philosophy that emphasizes performance-based compensation to ensure that the interests of all of our executives, including the named executive officers (NEOs), are aligned with our stockholders.  Our program is market-competitive to ensure we attract, retain and reward highly qualified executives who contribute to our success with compensation packages established pursuant to the following principles:

  Market-Competitive - We review and benchmark our compensation opportunities annually to ensure total direct compensation including base salary, an annual cash incentive and target long-term equity incentives are market-competitive.
  Pay for Performance - We emphasize pay for performance with at least 80% of NEO target total direct compensation dependent on the achievement of annual and long-term Company performance goals.
  Comprehensive Benefit Programs - We offer our employees a competitive benefit plan that supports retirement, health and wellness. NEOs generally have access to the same health and retirement benefits as all of our U.S. employees.
  Stockholder Value Alignment - We align incentive programs with stockholder value creation by using annual and three-to-five-year performance measures that drive stockholder value. Incentive goals are directly aligned with our Board-approved long-term strategic plan.

Management's primary operating measures are earnings per share and operating income, each adjusted for currency fluctuations and certain pre-defined, non-cash and non-recurring elements approved by the Compensation Committee, which we refer to as "adjusted EPS" and "adjusted operating income," respectively.

Financial Performance

In 2024, the Company achieved strong financial results. Our 2024 financial performance was as follows:

Top and Bottom Line Results
8%	16%	15%
Revenue Increase	Adjusted Operating Income Increase	Adjusted EPS Increase
9% increase on a constant currency basis[1]	18% increase on a constant currency basis[1]

Total Stockholder Return
$265.2 million	Year-end 2024
Capital Returned to Stockholders	1-YEAR 1%	3-YEAR (14%)	5-YEAR (35%)
(through Share Repurchases)

1Adjusted operating income, adjusted EPS, revenue on a constant currency basis and adjusted operating income on a constant currency basis are non-GAAP financial measures that exclude certain items. Please refer to Appendix A to this Proxy Statement for a reconciliation of these measures relative to the reported GAAP financial measures. To evaluate performance in a manner consistent with how management evaluates our operational results and trends, the Compensation Committee uses certain non-GAAP performance metrics for both annual incentive and long-term awards. Constant currency financial measures assume foreign currency exchange rates did not change from the prior period, which enables consistent year-over-year financial comparisons and ensures incentive payouts are not artificially inflated or impaired by local country currency fluctuations that are outside the control of management.

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The following graph compares Euronet Worldwide, Inc.’s annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the Nasdaq Composite index and the Nasdaq US Benchmark Financial Services TR Index. This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 2018, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals for the fiscal years shown.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES AND STRATEGY

Our Industry Environment

The payments industry is changing rapidly and requires companies to be transparent, compliant and competitively priced as well as develop and maintain leading-edge, flexible technology in order to provide consumers with access to their funds in the way they demand it.

  Banks are closing branches, resulting in cash deserts across certain areas in Europe
  Consumers want choice on how to interact with their funds while participating in the global economy
  Data security, data privacy and compliance are fundamentally important to company success

See page 35-36 for analysis related to the specific payment processing participants performance.

Our Compensation Program Must Reflect the Industry Within Which We Operate, Be Market Competitive and Pay For Performance

We strive to balance the need for market-competitive pay within a framework that provides the appropriate mix of fixed and variable, at-risk compensation to attract, retain and motivate talent and align executive and stockholder interests within our pay-for-performance objectives.

Our program must:

  Support our efforts to attract and retain highly qualified business minds to contribute to our long-term success
  Align the interests of our executives with the interests of our stockholders by making individual compensation dependent upon achievement of financial goals and providing long-term incentives through our equity-based award plans
  Reward our executives based on the achievement of sustained financial and operating performance and demonstrated leadership
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PARTICIPANTS IN EXECUTIVE COMPENSATION DESIGN AND DECISION-MAKING PROCESS

Compensation Committee

The Compensation Committee is currently comprised of seven independent Directors who each hold a significant amount of Company stock (stock value at December 31, 2024 of Compensation Committee members ranges from two to 89 times the annual cash retainer) and together they administer our executive compensation programs. The Compensation Committee is responsible for recommending policies to the Board that govern both annual cash compensation and equity incentive programs. The Compensation Committee has the authority to retain independent outside consultants or advisors as it deems necessary to provide desired expertise and counsel.

Compensation Consultant

The Compensation Committee retained FW Cook as independent compensation consultant for 2024 to advise the Compensation Committee on all matters related to executive officer compensation. FW Cook provided advice regarding current and emerging practices with regard to executive compensation. Representatives from FW Cook attended meetings, as requested by the Committee, including the December 2023 meeting, when the Committee approved grants of stock incentive awards and determined executive compensation and established performance targets for 2024. FW Cook provided other services to the Compensation Committee or the Company. FW Cook did not provide any services to the Compensation Committee or the Company outside of its capacity as executive compensation consultant.

The Compensation Committee assessed the independence of FW Cook pursuant to Nasdaq's rules and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Committee.

Chief Executive Officer and Chief Financial Officer

The Compensation Committee considers input from our Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") regarding the responsibilities and accomplishments of individual executive officers, information as to potential achievability of incentive goals and levels of various compensation elements necessary to provide incentives for and to retain executive management. Our CEO makes recommendations to the Compensation Committee on each of the other executive officers' compensation. Executive officers are not involved in proposing or seeking approval for their own compensation. For the CEO's review, the independent Directors meet in an executive session to assess the CEO's performance and determine appropriate compensation levels and performance goals.

Corporate Governance

The Compensation Committee has incorporated the following governance features into our programs:

What We Do	What We Do Not Do

> Align pay and stockholder performance

> Maintain rigorous stock ownership requirements and holding periods of shares for the CEO and Board

> Establish targets for performance metrics aligned to stockholder interests

> Require forfeiture of equity awards when a NEO terminates employment for any reason other than retirement, disability, death or termination under specific circumstances related to change of control

> Practice responsible use of shares under our long-term incentive program

> Prohibit pledging without prior approval and hedging

> Engage an independent compensation consultant

> Provide limited perquisites

> Conduct annual compensation risk assessments

  Pay dividends or dividend equivalents on unearned, unvested or unexercised equity compensation
  Pay excessive severance benefits
  Backdate or reprice stock option awards
  Award immediately vested options or RSUs to any employee
  Make multi-year compensation guarantees
  Grant stock options with an exercise price less than fair market value
  Provide excise tax gross-ups on new or amended agreements since February 2011

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How We Establish Executive Compensation Levels

In determining the annual compensation of each executive officer, including the Chief Executive Officer, the Compensation Committee considers Euronet’s financial performance both on an absolute basis and relative to comparable companies. In addition, it assesses individual performance against quantitative and qualitative objectives. Factors considered by the Compensation Committee in assessing individual performance include, but are not limited to:

  Financial Results — Company and business sector financial results for the most recent relevant period, on an absolute basis and relative to comparable companies with respect to certain financial parameters, including revenue growth, operating income growth, growth in per share earnings and return on equity;
  Strategic Growth and Execution — strategic planning and implementation, business growth, acquisitions, technology and innovation;
  Leadership and Effectiveness — management development and personal leadership; and
  Governance and Controls — corporate reputation and brand, risk management, the strength of the internal control environment and contribution to a culture of ethics and compliance.
  Committed to and improvements in the Company's long term sustainability including environmental, social, and governance matters.

The Compensation Committee considers all factors collectively in determining executive officers’ annual compensation. The weight given to a particular factor may vary from year to year depending on the goals and objectives of the organization, thus enabling the Compensation Committee to align annual financial objectives with strategic leadership initiatives.

The Compensation Committee believes that it establishes challenging performance goals for executive management incentive plans. Performance goals primarily focus on adjusted EPS growth which the Compensation Committee believes provides a meaningful incentive for the executives and is strongly correlated with improved stockholder returns.

How Our Long-Term Equity Incentive Awards Align with our Stock Performance

Our long-term equity incentive awards are designed to be aligned with the long-term performance of our stockholders. To properly evaluate our performance, we looked back at the 2019 and 2020 years where all the vesting terms are complete. We compared the realizable value on the vesting dates to the valuation reported on the grant date in the summary compensation table which is based on the stock price on the grant date for the restricted stock awards and the Black Scholes calculated fair value of the options in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718.  On each vesting date, we calculated the realizable value available to executives based on the stock price on the date of vesting.  We totaled up the vesting date values of both the options and the stock awards and then compared the value to the grant date value reported in the year of the grant in the Summary Compensation table.

Our CEO Mike Brown’s realizable value on the vesting dates was 16% and 12% of the grant date value for the respective years of 2019 and 2020. The table below shows the realizable value on the vesting dates compared to the grant date value included in the Summary Compensation Table:

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CEO Long Term Equity Compensation Compared to Value on Vesting Date

Grant Date	Grant Date Stock Price	Summary Compensation Table -Value	Summation of Value on Vest Date	Percent of Summary Compensation Table Value using Realizable Value Achieved on the Vesting Date
2019	$154.28	$5,000,107	$812,366	16%
2020	$133.32	$9,673,619	$1,159,306	12%

Our non executive officers comprised of Rick Weller, Nikos Fountas, Kevin J. Caponecchi, and Juan C. Bianchi (the NEO's) had a realizable value on the vesting dates of 33% and 38%. The table below shows the realizable value on the vesting dates compared to the  grant date value included in the Summary Compensation Table:

NEOs Average Long Term Equity Compensation Compared to Value on Vesting Date

Grant Date	Grant Date Stock Price	Summary Compensation Table -Value	Summation of Value on Vest Date	Percent of Summary Compensation Table Value on Vesting Date
2019	$147.66	$6,503,354	$2,161,253	33%
2020	$98.46	$5,721,164	$2,179,469	38%

These grants vested at various dates over the last five years.  Our stock price was $102.84 at December 31, 2024 compared to $154.28, $147.66 for the 2019 executive grants and $133.32 and $98.46 for the 2020 executive grants. As can be seen, the realizable value on the vesting date was significantly less than awarded value largely due to two factors:

  non-achievement of the board approval performance goals and, lack of appreciation in the company’s share price.

Accordingly, this analysis makes it very clear that there is very strong alignment in executive compensation and stockholder value.

Moreover, in that the CEO and the other named executive officers hold significant share positions in the company, unlike the vast majority of publicly traded companies, you can clearly see that the Company’s executives are strongly aligned with the stockholders’ interest.  In fact, our CEO is the fourth largest stockholder of the Company and holds more shares of stock than any stockholder, which hold the 65% of shares outstanding. The CEO held shares valued at 296 times his annual salary. In similar fashion, the other named executive officers' share holdings place them in the top 15 stockholders and hold more than 45% of all shares holdings.  And the named executive officers held shares valued at more than 134, 88, 87 and 70 times their respective salaries for Messrs. Weller, Caponecchi, Fountas and Bianchi.  In addition to the compensation plan structures including performance goals, which are strongly aligned with shareholder interests, this analysis of executive share ownership, which is not mandated by the Company, clearly demonstrates very strong shareholder alignment – if not more aligned that 45% of all shares outstanding.

Peer Group

The Compensation Committee believes that it is essential for our continued success that overall compensation policies allow us to be competitive in attracting and retaining executive talent. However, the Committee does not establish compensation targets solely based on peer group compensation amounts, because it believes that individual and company performance should be the primary determinants of annual compensation.

The Company's peer group (the "Peer Group") listed below, and FW Cook's executive compensation market analysis were used to inform the Compensation Committee's decisions on long-term incentive compensation for our executives for 2024. The Compensation Committee believes the group of companies have similar financial characteristics as Euronet and operate in similar industries.

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Members of the current Peer Group were included because they met all of the following criteria:

  the company was in the same or similar industry as Euronet, including Data Processing and Outsourced Services, and Application Software,
  the company was reasonably comparable in revenue and market capitalization size to Euronet, the company was headquartered in the United States and publicly traded on a major stock exchange, and the company had a similar operating structure as Euronet, such as offering similar services and/or having significant foreign sales.

The Committee also considered companies that named Euronet as a peer and were prevalent peers of current peers.

The companies comprising the Peer Group to determine long-term incentive compensation for our executives for 2023, all of which had revenues between $660 million and $9.5 billion and market capitalization between $585 million and $27.7 billion, were:

• ACI Worldwide, Inc.	• Global Payments, Inc.
• Bread Financial	• Green Dot Corporation
• Broadridge Financial Solutions, Inc.	• Jack Henry & Associates, Inc.
• Conduent Incorporated	• MoneyGram International
• Envestnet, Inc.	• NCR
• EVERTEC, Inc.	• SS&C Technologies Holdings, Inc.
• Fair Issac Corp	• TTEC Holdings, Inc.
• FleetCor Technologies, Inc.	• The Western Union Company
• Genpact Limited	• WEX, Inc.

Euronet's revenues and market capitalization ranked at the following percentile as compared to the Peer Group:

	Percentile Rank(1)
	Revenues	Market Capitalization
Euronet Worldwide, Inc.	58%	52%
(1) Based on latest four quarters revenues and market capitalization as of October 31, 2023.

The Compensation Committee evaluates whether the compensation opportunities for executives are appropriate and competitive by comparing each named executive officer’s target total compensation opportunity, which represents the sum of the executive’s base salary and target award amounts under the Executive Annual Incentive Plan and Stock Incentive Plan, to the target total compensation opportunities for executives in comparable positions at peer companies. The Compensation Committee references the 50th percentile of the Peer Group when making this comparison, although a named executive officer’s total compensation opportunity may be higher or lower depending upon the executive’s tenure, overall level of responsibility and performance. The Compensation Committee believes that the 50th percentile is an appropriate market reference point for total compensation opportunity because of Euronet's size relative to the Peer Group.

The Compensation Committee decided to increase 2024 base salaries but maintain target annual incentives (bonus) at the 2023 levels. The Compensation Committee's determination of 2024 salaries and target annual incentive opportunities was informed by competitive data compiled by the independent compensation consultant in late 2023, which compared target total direct compensation opportunities for our named executive officers with the median statistics for target total direct compensation among similarly situated executives within the relevant peer data.

The Compensation Committee reviewed a competitive analysis of target total direct compensation opportunities for our named executive officers, to inform their decision to increase the base salaries of the CEO and the Named Executive Officers (NEOs).  The CEO and the NEOs had not received base salary increases for several years. The executive officers had not received base salary increases for several years. The competitive analysis indicated that base salaries for our executive officers were below the median of our peers while our target non-equity compensation was comparable to the median of our peers. Further, target long-term incentive grant values was comparable to the median of our peers. For this reason, the Compensation Committee left the target long-term incentive grant values for executives unchanged from the prior year. Most of our long-term equity incentive compensation is subject to performance-based vesting criteria and our executive officers will fully earn this compensation only if the performance-based vesting

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criteria are satisfied and our share price appreciates significantly from the date of grant. The Compensation Committee believes this structure is appropriate for our executive officers as it emphasizes performance-based stock compensation is consistent with our compensation philosophy and is directly aligned with stockholders.

Elements of Compensation

Key elements of our Named Executive Officer compensation programs are as follows:

Element	Purpose	Characteristics
Base Salaries	Compensates executives for their level of responsibility and individual performance. Also helps attract and retain strong talent.	Fixed component; evaluated annually
Annual Non-Equity Incentives	Promotes achieving our annual corporate and business division goals.	Performance-based cash opportunity; amount varies based on Company performance.
Stock Incentives	Promotes (a) achieving our long-term corporate financial goals and (b) stockholder value creation.

Performance-based equity opportunity in the form of stock options and performance RSUs; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.

Each element of compensation is described below, including a discussion of the specific actions taken by the Compensation Committee for 2024 concerning the CEO and other executive officers.

Base Salaries for Named Executive Officers

In determining salary adjustments for the Named Executive Officers, the Compensation Committee considered each executive officer's individual performance and targeted base salary levels within a +/- 15% range around the median base salary paid for executives with similar responsibilities within the Peer Group and survey data. Adjustments are not made each year. As previously discussed, the Compensation Committee increased the 2024 salaries for the CEO and the Named Executive Officers.

The table below shows the salaries for the named executive officers:

Name	FY2023 Salary (000s)	FY2024 Salary (000s)	Merit % Increase
Michael J. Brown	$850	$925	9%
Rick L. Weller	$500	$550	10%
Nikos Fountas	$426	$525	23%
Kevin J. Caponecchi	$450	$525	17%
Juan C. Bianchi	$450	$525	17%

Annual Non-Equity Incentive Compensation

Certain members of senior and executive management, including the Named Executive Officers participate in our stockholder approved Executive Annual Incentive Plan through which they are eligible to earn non-equity (cash) incentive awards. In determining annual non-equity incentive compensation, the Compensation Committee considers the overall performance of Euronet and the individual performance of each executive officer. In measuring individual performance, the Compensation Committee measures the level of responsibility of an executive officer against his base salary and other elements of compensation to determine whether overall compensation is sufficient to retain and motivate highly qualified individuals.

Non-equity incentive compensation to executive officers applies Company-wide performance criteria that executives directly influence, to ensure a link between annual performance and actual incentive payments. In December 2023, the Compensation

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Committee established 2024 incentive targets for Messrs. Brown, Weller, Fountas, Caponecchi and Bianchi based on predetermined adjusted EPS targets on a constant currency basis.

For 2024, adjusted EPS on a constant currency basis of $7.90, $8.25 or $8.65 would result in a payout as a percentage of base salary of 75%, 150% or 300%, respectively, for Mr. Brown, 62.5%, 125% or 250%, respectively, for Mr. Weller and 50%, 100% or 200%, respectively, for each of Messrs. Fountas, Caponecchi and Bianchi. Amounts achieved between target and maximum were calculated based on the proportionate achievement. The threshold, target and maximum adjusted EPS objectives for 2024 represent a 6%, 11% and 16% increase, respectively, over adjusted EPS of $7.46 for 2023. For 2024, the Company achieved adjusted EPS of $8.61 ($8.70 on a constant currency basis), which resulted in annual incentive compensation of $2,775,000, $1,375,000, $1,050,000, $1,050,000 and $1,050,000 being paid to Messrs. Brown, Weller, Fountas, Caponecchi and Bianchi, respectively.

Name	2023 Annual Incentive Plan Payout	2024 Annual Incentive Plan Payout	% Increase / (Decrease)
Michael J. Brown	$2,550,000	$2,775,000	9%
Rick L. Weller	$1,250,000	$1,375,000	10%
Nikos Fountas	$874,800	$1,050,000	20%
Kevin J. Caponecchi	$900,000	$1,050,000	17%
Juan C. Bianchi	$900,000	$1,050,000	17%

Stock Incentive Programs

Our stock incentive plans are designed to promote an alignment of long-term interests between our employees and our stockholders and to assist in the retention and motivation of employees. The Compensation Committee can grant to key employees of Euronet and its subsidiaries a variety of stock incentives, including non qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards and other stock-based incentives. Grants are usually approved by the Compensation Committee for recommendation to the Board during regularly scheduled committee meetings, of which there are typically four per year occurring at regular intervals. The Compensation Committee intends that performance-based stock incentives serve as a significant portion of our executive officers’ total compensation package. Stock incentives offer the executive officers significant long-term incentives to increase their efforts on behalf of Euronet and its subsidiaries, to focus managerial efforts on enhancing stockholder value and to align the interests of the executive officers with the stockholders. Grants of stock incentives are designed to be competitive with the companies in the Peer Group for the level of job the executive officer holds and to motivate the executive officer to contribute to an increase in our stock price over time.

Under the terms of the Stock Incentive Plan, last approved by the stockholders in May 2021, the exercise price of all option awards made to our Named Executive Officers or any of our other employees is fixed at the closing trading price on the date of grant. We do not have a program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding or following the grant date.

In addition to the Company’s Peer Group which is based on similar industry participants, similar size market capitalization, revenue and service offerings, the Compensation Committee evaluated Euronet’s performance against a group of 24 Payment Processing Industry Participants.  Companies comprising the Payment Processing Industry participants were:

• Adyen NV	• Marqeta Inc	• Paysafe Ltd
• Bill Holdings Inc	• Meridianlink Inc	• Remitly Global Inc
• Fidelity National Information Services Inc	• Nu Holdings Ltd	• Shift 4 payments Inc
• First Advantage Corp	• OFX Group Limited	• Toast Inc
• Fiserv Inc	• Paychex Inc	• Western Union Co
• Flywire Corp	• Payments Holdings Inc	• WEX Inc
• Global Payments Inc	• Payoneer Global Inc	• Wise PLC
• Kaspi.kz AO- ADR	• PayPal Holdings Inc	• Worldline SA

The Compensation Committee considered the performance of this group of 24 publicly traded companies against Euronet’s performance considering the total shareholder return from December 31, 2021, compared to December 31, 2024. On December 31,

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2021, Euronet stock price was $119.17 and at December 31, 2024 it was $102.84.  An investment in  Euronet decreased 13.7% over the three year period. The same investment in the payment processing stocks lost 14.1%. While Euronet’s performance was slightly better than the payments industry composite group, it was generally in line with the payment industry participants.  Further, if you consider the individual performance of each stock in the group of 24, 12 performed better than Euronet and 12 performed worse. Again, Euronet was right in the middle or performing "in line" with the industry.

Next the Compensation Committee considered the operating results performance of Euronet compared to the industry participants. Euronet’s EBITDA for the year ended December 31, 2021, was $309.7 million compared to $661.2 for the year ended December 31, 2024. Euronet’s EBITDA was 113% higher for  2024, compared to 2021. In comparison, utilizing the industry participant group,  Euronet’s EBITDA growth comparing 2024 to  2021 was better than 21 of the 24 payment industry participants.

In summary, over the three years Euronet's share price performed at the 50th percentile of the payments industry participant group despite it's operating results as reflected in its EBITDA performing in the top 20% of the payments industry participant group.

Long-Term Equity Incentive Awards

In December 2024, the Compensation Committee, together in consultation with its compensation consultants, completed the award of equity incentive compensation grants to selected managers and key contributors to the success of the Company’s achievements, including the CEO and other NEOs. To further the long-term growth and success of Euronet, the Compensation Committee proposed and the Board approved the granting of awards to motivate the leadership team to remain committed to Euronet's market opportunities in the rapidly changing Fintech market. In that regard, the grants included a combination of performance vesting stock options and performance vesting restricted stock. The RSUs and stock options vest based on service and performance conditions over three to four years. The Compensation Committee believes that these awards will provide continued motivation to the leadership team to remain with the Company and capitalize on the very substantial opportunities in the payments industry to continue to grow stockholder value.

As described above, the Compensation Committee reviewed Euronet’s performance in recent years in relation to the executives' incentive targets to confirm that the performance measures the Compensation Committee previously set for performance-based incentive stock awards were sufficiently rigorous and demanding as demonstrated by incentive goal performance ranging from zero achieved to partial achievement to full achievement. After this review, the Compensation Committee determined that the targets and the associated level of compensation awarded to the executive officers have generally been appropriate and challenging. As demonstrated by annual incentive achievements over the past three years that range from zero achievement to maximum achievement.  Moreover, long-term share-based compensation performance achievements likewise ranged from zero achievement to maximum achievement.

Elements of Compensation

We reported and included the grant date fair value of each year’s award as compensation in the summary compensation tables. These historical awards, while reported as compensation, are theoretical valuations assuming stock appreciation and anticipated achievement of the established performance goals as of the date of the grant. The value realized will depend on four important factors — from three to five year vesting period for equity awards, achievement of the predetermined performance goals, and continued stock price appreciation. Therefore, actual compensation will differ from theoretical compensation based upon continued operating performance and market performance of our stock price.

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Compensation Mix

The Compensation Committee concluded that for 2024 executive compensation reflected an appropriate mix of base salary, incentive bonuses, service-based equity compensation and performance-based equity compensation that provides sufficient retentive and motivational value to align the interests of executives with our stockholders.

Benefits

Our employees in the United States are entitled to receive medical, dental, vision, life and short-term and long-term disability insurance benefits and may participate in our 401(k) plan. For 401(k) participants, we match 50% of participant deferrals on the first six percent or four percent of a participant’s deferrals, depending on which subsidiary’s plan the employee participates. Generally, employees outside the United States are covered by social benefit programs of their respective countries. Our executive officers generally participate in these benefit plans on the same basis as our other employees.

Nearly all of our employees are entitled to participate in the Employee Stock Purchase Plan ("ESPP"), which was adopted in 2001. This plan, which has been established in accordance with certain federal income tax rules set forth in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), permits employees to purchase stock from us at a price that is equal to 85% of the lower of the trading price on the opening or closing of certain three-month “offering periods.”

Retirement Plans

We do not sponsor a defined benefit pension plan or any other deferred compensation plans for executives or any of our other employees.

Perquisites and Other Benefits

Perquisites and other benefits have been a very small part of our executive compensation program. The aggregate incremental cost to the Company of providing perquisites and other benefits to our CEO and the other NEOs as a group in 2024 was $11,425 and $216,930, respectively, and is included in the “All Other Compensation” column of the Summary Compensation Table on page 42. As a part of Mr. Fountas' relocation to London, UK in 2018, the Compensation Committee approved the reimbursement of personal costs for housing and school tuition. The Compensation Committee believes this reimbursement is appropriate to locate Mr. Fountas in a significant European financial center near companies important to the growth plans of Euronet and to better facilitate

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international travel necessary for his duties. Considered both individually and in the aggregate, the Compensation Committee believes that the perquisites and other benefits we offer to our Named Executive Officers are reasonable and appropriate.

Change of Control Policy

Euronet has a change in control provision in our Stock Incentive Plan that applies to all plan participants, including our NEOs. The change in control provisions were adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction will be motivated to act in their own interests rather than the interests of the stockholders. Employees may not be in a position to influence the Company’s performance after a change in control and may not be in a position to earn their incentive awards or vest in their equity awards. Thus, the provisions are designed to make any transaction neutral to the employees’ economic interests. For a more detailed discussion of change in control arrangements with our NEOs, see the "Employment Agreements" discussion below.

Employee and Director Stock Ownership and Hedging Policy

Euronet also encourages broad-based employee stock ownership through various stockholder approved stock compensation plans. More than 350 employees have received awards in a combination of stock options and restricted stock. This means that, like other stockholders, employees broadly participate in both the upside opportunity and the downside risk of our performance. Key components of the Stock Ownership and Hedging Policy include:

  The allocation of stock awards to employees is progressive so that as an employee's level of responsibility and corresponding total compensation opportunity increases, an increasing percentage of total compensation is paid in performance based restricted stock and/or stock options to better align leadership with stockholders.
  Euronet has established an insider trading policy which applies to all directors, officers, employees, contractors, consultants and advisers of the Company, which are collectively referred to as “covered persons.” All covered persons are prohibited from trading in puts, calls or similar options on our stock or selling our stock “short.”  In addition, covered persons may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our securities.
  Any Award granted to the Chief Executive Officer will contain a requirement that any shares issued upon the vesting of the Award will be held for a minimum of one (1) year subsequent to the date of vesting, unless the Chief Executive Officer retires or is terminated prior to such time.
  Euronet’s insider trading policy prohibits directors, executive officers, employees that report directly to an executive officer and certain other designated employees from holding Euronet securities in a margin account or pledging Euronet securities as collateral for a loan. Exceptions to this restriction on pledging may be granted by the General Counsel under limited circumstances when the pledgor demonstrates the financial capacity to repay a loan without resorting to the pledged securities. As of December 31, 2024, Michael Brown had 590,223 shares pledged. Other than Michael Brown, none of the remaining NEOs had shares pledged.
  The Compensation Committee has adopted stock ownership guidelines for the Chief Executive Officer and the non-executive Directors after a compliance period of five years. The requirements for each party and their current stock ownership position are as follows based on the stock price at December 31, 2024:

Director	Required Stock Ownership	Current Stock Ownership Position
Michael J. Brown	5 times base salary	296 times base salary
Paul S. Althasen	5 times cash portion of annual retainer	58 times cash portion of annual retainer
Thomas A. McDonnell	5 times cash portion of annual retainer	89 times cash portion of annual retainer
Dr. Andrej Olechowski	5 times cash portion of annual retainer	15 times cash portion of annual retainer
Michael N. Frumkin	5 times cash portion of annual retainer	10 times cash portion of annual retainer
Andrew B. Schmitt	5 times cash portion of annual retainer	74 times cash portion of annual retainer
M. Jeannine Strandjord	5 times cash portion of annual retainer	47 times cash portion of annual retainer
Ligia Torres Fentanes	Not applicable	5 times cash portion of annual retainer
Sara Baack (1)	Not applicable	2 times cash portion of annual retainer
Sergio Herrero (1)	Not applicable	2 times cash portion of annual retainer
Brad Sprong (1)	Not applicable	Not applicable

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(1) Sara Baack, Sergio Herrero, and Brad Sprong were appointed to the Board of Directors in  February 2024, June 2024, and December 2024, respectively, and therefore are in the initial five year compliance period and are required to retain 100% of vested shares net of tax until the ownership requirement is met.

  While the stock ownership guidelines do not apply to the other NEOs, all of the other NEOs currently have stock ownership levels well in excess of generally established guidelines: Messrs. Weller, Caponecchi, Fountas and Bianchi hold shares (stock owned, stock issuable pursuant to options exercisable within 60 days of March 17, 2025 and beneficially owned stock at risk) valued at approximately 134, 88, 87, and 70 times their annual salaries, respectively.

Compensation Risk Assessment

Compensation policies and practices are designed to discourage inappropriate risk-taking including:

  Stock ownership requirements for our CEO and Board of Directors.
  Incentive plans more heavily weighted toward long-term performance to reduce the incentive to impair the prospects for long-term performance in favor of maximizing performance in one year.
  Short-term and long-term incentive performance targets are established prior to the beginning of each performance period and are not subject to change.
  The Compensation Committee annually reviews fixed versus variable pay mix, incentive plan metrics, and payout formulas as well as governance and compliance mechanisms such as approval authorities. The review completed in December 2023 found that no compensation programs, policies or practices were likely to have a material adverse impact on Euronet.

Sale and Transfer of Awards

All stock option, restricted stock unit and performance-based restricted stock awards are granted under plans that specifically prohibit the sale, assignment and transfer of awards with limited exceptions such as the death of the award recipient.  In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Compensation Recoupment/Clawback Policy

In 2023, our Compensation Committee adopted our stand-alone clawback policy to comply with Nasdaq and SEC rules and to otherwise align with the prevailing market practice with respect to clawback policies. Under the policy, if Euronet is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, the Compensation Committee shall, subject to limited exceptions, seek to recover “excess incentive-based compensation” from each individual who is a Section 16 officer or was a Section 16 officer during the performance period for such incentive-based compensation. For this purpose, excess incentive-based compensation generally is the amount of incentive-based compensation that is based on a financial performance measure that is in excess of the amount that otherwise would have been received had such incentive-based compensation been determined based on restated amounts in the accounting restatement. The clawback policy applies to incentive-based compensation for which the financial performance metric was attained during the three-year period preceding the date of the accounting restatement.

Tax Treatment

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. The exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, no assurance can be given that any compensation that may have been (or if granted under a binding written contract in place as of November 2, 2017 may be) intended to satisfy the requirements for exemption from Section 162(m), in fact will be exempt. In determining the form and amount of compensation for our NEOs, the Compensation Committee may continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m). While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee may also look at other factors in making its decisions and retains the flexibility to award

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compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

Recent Advisory Vote on Executive Compensation and our response to Shareholder outreach for Executive Compensation

The Company conducts an advisory vote on executive compensation every year at its annual meeting. While the vote is not binding on the Company, the Board or the Compensation Committee, the Compensation Committee believes that an annual advisory vote on executive compensation offers stockholders the opportunity to express their views regarding the Company’s compensation program and the Compensation Committee’s decisions on executive compensation. The Board and the Compensation Committee value the opinions of stockholders and the Compensation Committee will consider stockholders’ concerns and evaluate whether any actions are necessary to address those concerns. We also understand that many of our stockholders cast their votes based on the recommendations of proxy advisory firms. After reaching out to the firms.  After reaching out to the firms, we had a very productive engagement with ISS where they shared the rationale and logic behind their proxy vote recommendations.  Their comments were considered along with input from our stockholders in shaping our governance and compensation structures. To that end, we invited holders of approximately 70% of our shares outstanding to participate in engagement discussions with stockholder representing approximately 30% of our shares outstanding.

At last year's annual meeting of stockholders, we held an advisory vote on our executive compensation program, and approximately 78% of the votes cast were in support of the program.  While still representing significant support of our compensation practices, we were nonetheless interested in continuing to improve, and we focused on understanding and responding to our stockholders' feedback reflected in this vote.

In 2024, we engaged in and outreach with investors, including:

  Actively reaching out and sending a survey to stockholders representing approximately 70% of our common stock
  Actively engaging in a discussion on executive compensation matters with stockholders representing approximately 30% 0f our common stock
  Our CEO and CFO participating in individual meetings and no deal road show presentations with over 150 discrete stockholders, and in many cases meeting multiple times throughout the year with certain stockholders.

During these meetings with stockholders, we solicited feedback regarding the design and effectiveness of our executive compensation program from some of our largest stockholders. Taking into consideration the support we received and the feedback received during our meetings with stockholders, the Compensation Committee has committed to certain plan changes.  While the process for the approval of the design of long-term equity compensation had already been determined for 2025, the Compensation Committee committed to shifting more stock option awards to stock awards for 2026 and adding a stock appreciation stock metric for the performance stock awards which accomplishes two goals: 1) adding a TSR like feature to the performance criteria and 2) adding a second measurement criteria beyond the single adjusted EPS measure historically used.

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COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed the Compensation Discussion and Analysis presented above with management, and, based on that review, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Andrew B. Schmitt, Chair

Thomas A. McDonnell

M. Jeannine Strandjord

Dr. Andrzej Olechowski

Paul S. Althasen

Michael N. Frumkin

Ligia Torres Fentanes

     The Compensation Committee report and the “Compensation Discussion and Analysis” are not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information regarding the compensation awarded or paid to our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated of our executive officers (the “Named Executive Officers”) for the year ended December 31, 2024 for the periods indicated:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Compensation	All Other Compensation		Total
Michael J. Brown	2024	$925,000	—	$5,202,124	$5,202,073	$2,775,000	$11,425	(4)	$14,115,622
Chairman, Chief Executive Officer and President	2023	850,000	—	5,202,163	5,202,097	2,550,000	12,008		13,816,268
	2022	850,000	—	5,202,135	5,202,115	2,550,000	13,101		13,817,351
Rick L. Weller	2024	550,000	—	2,000,048	2,000,016	1,375,000	11,425	(4)	5,936,489
Executive Vice President and Chief Financial Officer	2023	500,000	—	1,582,968	1,582,934	1,250,000	12,008		4,927,910
	2022	500,000	—	1,582,979	1,582,944	825,000	17,130		4,933,053
Nikos Fountas	2024	525,000	—	1,483,523	1,483,495	1,050,000	140,000	(3)	4,682,018
Executive Vice President and Chief Executive Officer, EFT Europe, Middle East and Africa Division	2023	426,247	—	1,483,517	1,483,503	874,800	146,053		4,414,120
	2022	426,655	—	1,483,513	1,483,487	866,700	151,561		4,411,916
Kevin J. Caponecchi	2024	525,000	—	1,483,523	1,483,495	1,050.000	11,513	(4)	4,553,531
Executive Vice President and Chief Executive Officer, epay, Software and EFT Asia Pacific Division	2023	450,000	—	1,483,517	1,483,503	900,000	11,563		4,328,583
	2022	450,000	—	1,483,513	1,483,487	900,000	18,065		4,335,065
Juan C. Bianchi	2024	525,000	—	1,483,523	1,483,495	1,050,000	53,992	(3)	4,596,010
Executive Vice President and Chief Executive Officer, Money Transfer Segment	2023	450,000	—	1,483,517	1,483,503	900,000	49,984		4,367,004
	2022	450,000	—	1,483,513	1,483,487	900,000	48,300		4,365,300
  Compensation for restricted stock is computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. Assumptions used in calculating the aggregate grant date fair value in accordance with ASC Topic 718 are set out in Note 16 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2024. Restricted stock awards for each fiscal year include awards subject to performance conditions that were valued based on the assumption the highest level of the performance targets would be achieved.
  Compensation for stock options is computed in accordance with the provisions of ASC Topic 718. Amounts represent the grant date fair value determined using the Black-Scholes-Merton model or a Monte Carlo simulation. The grant date fair values are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized from an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised. Assumptions used in calculating the aggregate grant date fair value in accordance with ASC Topic 718 are set out in Note 16 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2024.
  The following table sets forth the incremental costs to the Company of each perquisite or other benefits that are required to be quantified by SEC rules:
Named Executive Officer	Company-Paid Vehicle	Euronet 401(K) Plan Matching Contribution	Health and Group Life Insurance		Home Rent	Tuition	Pension Contribution	Other (b)	Total
Nikos Fountas	$—	$—	$		$140,000	$	$	$—	$140,000
Juan C. Bianchi	7,200	10,350	36,442	(a)	—	—	—		53,992

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(a) Mr. Bianchi is Executive Vice President - Chief Executive Officer, Money Transfer Segment, which is headquartered in California, and as such, he participates in a health insurance plan that is not generally available to all salaried employees.

4. Other compensation for Messrs. Brown, Weller and Caponecchi is comprised of matching contributions under the Euronet 401(k) Plan and group life insurance premiums.

Grants of Plan-Based Awards for 2024

The following table summarizes estimated possible payouts under non-equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2024. See "Compensation Discussion and Analysis - Elements of Compensation - Annual Non-Equity Incentive Compensation" on page 36 for a description of the performance criteria for these awards.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Michael J. Brown	$693,750	$1,387,500	$2,775,000
Rick L. Weller	412,500	687,500	1,375,000
Nikos Fountas	262,500	525,000	1,050,000
Kevin J. Caponecchi	262,500	525,000	1,050,000
Juan C. Bianchi	262,500	525,000	1,050,000

The following table summarizes estimated future payouts under equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2024.

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold (#)	Target or Estimate (#)	Maximum (#)
Michael J. Brown	12/10/2024	(1)	24,962	39,947	49,934			$	$5,202,124
	12/10/2024	(2)		116,848				104.18	5,202,073
Rick L. Weller	12/10/2024	(1)	11,519	15,358	19,198				2,000,048
	12/10/2024	(2)		44,924				104.18	2,000,016
Nikos Fountas	12/10/2024	(1)	8,544	11,392	14,240				1,483,523
	12/10/2024	(2)		33,322				104.18	1,483,495
Kevin J. Caponecchi	12/10/2024	(1)	8,544	11,392	14,240				1,483,523
	12/10/2024	(2)		33,322				104.18	1,483,495
Juan C. Bianchi	12/10/2024	(1)	8,544	11,392	14,240				1,483,523
	12/10/2024	(2)		33,322				104.18	1,483,495
  Restricted stock award has two components: 1) 40% of the award will vest evenly over four years subject to the Company producing at least $200 million adjusted operating income each year of vesting upon the filing of the Company's annual Form 10-K for the years ending 2025, 2026, 2027 and 2028; and 2) up to 60% of the award will vest at the end of the third calendar year subject to the Company achieving compounded annualized growth rates ("CAGR") in adjusted constant currency earnings per share. One-third of the award will vest if the Company achieves a threshold 2% CAGR, two-thirds of the award will vest if the Company achieves a target 5% CAGR, and all of the award will vest if the Company achieves a maximum 7% CAGR vesting upon the filing of the Company's annual Form 10-K for the year ending 2027.
  Stock option award vests evenly over four years upon the achievement of a 10% increase over the share price on the date of the grant for 30 consecutive days.
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Outstanding Equity Awards at Fiscal Year-End for 2024

The following table sets forth equity awards outstanding for the Named Executive Officers as of December 31, 2024.

		Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Brown	12/10/2015	61,277					74.72	12/10/2025
	12/13/2016	59,277					73.72	12/13/2026
	12/12/2017	52,464					91.99	12/12/2027
	12/12/2018	40,371					111.45	12/12/2028
	12/10/2019	61,664					154.28	12/10/2029
	12/8/2020	75,000					133.22	12/8/2030
	12/8/2020	75,000					133.22	12/8/2030
	12/7/2021	85,010	28,336	(3)			116.08	12/7/2031	27,546	(2)	2,832,831	3,935	(2)	404,675
	12/6/2022	70,874	70,873	(5)			90.26	12/6/2032	5,763	(4)	592,667	46,108	(4)	54,741,747
	12/12/2023	33,818	99,352	(7)			91.66	12/12/2033	56,576	(6)	585,770	51,079	(6)	5,252,964
	12/10/2024				116,848	(1)	104.18	12/10/2034				49,934	(1)	5,135,213
Rick L. Weller	12/10/2015	25,532					74.72	12/10/2025
	12/13/2016	24,699					73.72	12/13/2026
	12/12/2017	21,860					91.99	12/12/2027
	12/12/2018	30,951					111.45	12/12/2028
	4/4/2019	27,239					141.03	4/4/2029
	4/4/2019	19,382					141.03	4/4/2029
	12/10/2019	28,365					154.28	12/10/2029
	11/5/2020	200,000					98.46	11/5/2030
	12/7/2021	25,806	8,062	(3)			116.08	12/7/2031	8.362	(2)	859,948	1,194	(2)	122,791
	12/6/2022	21,566	21,566	(5)			90.26	12/6/2032	1,754	(4)	180,381	14,030	(4)	1,442,845
	12/12/2023	10,077	30,232	(7)			91.66	12/12/2033	1,727	(6)	177,605	15,543	(6)	1,598,442
	12/10/2024				44,924	(1)	104,18	12/10/2024				19,198	(1)	1,974,322

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		Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nikos Fountas	12/10/2015	16,341					74.72	12/10/2025
	12/13/2016	19,759					73.72	12/13/2026
	12/12/2017	17,488					91.99	12/12/2027
	12/12/2018	13,457					111.45	12/12/2028
	4/4/2019	27,239					141.03	4/4/2029
	4/4/2019	19,382					141.03	4/4/2029
	12/10/2019	14,799					154.28	12/10/2029
	11/5/2020	200,000					98.46	11/5/2030
	12/7/2021	24,924	8,308	(3)			116.08	12/7/2031	8,076	(2)	830,536	1,153	(2)	118,575
	12/6/2022	20,211	20,211	(5)			90.26	12/6/2032	1,643	(4)	168,966	13,149	(4)	1,352,243
	12/12/2023	9,444	28,333	(7)			91.66	12/12/2033	1,619	(6)	166,498	14,566	(6)	1,497,967
	12/10/2024				33,322	(1)	104.18	12/10/2034				14,240	(1)	1,464,442
Kevin J. Caponecchi	12/12/2017	17,488					91.99	12/12/2027
	12/12/2018	13,457					111.45	12/12/2028
	4/4/2019	27,239					141.03	4/4/2029
	4/4/2019	19,382					141.03	4/4/2029
	12/10/2019	14,799					154.28	12/10/2029
	11/5/2020	200,000					98.46	11/5/2030
	12/7/2021	24,924	8,308	(3)			116.08	12/7/2031	8,076	(2)	830,536	1,153	(2)	118,575
	12/6/2022	20,211	20,211	(5)			90.26	12/16/2032	1,643	(4)	168,966	13,149	(4)	1,352,243
	12/12/2023	9,444	28,333	(7)			91.66	12/12/2033	1,619	(6)	166,498	14,566	(6)	1,497,967
	12/10/2024				33,322	(1)	104.18	12/10/2034				14,240	(1)	1,464,442

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		Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Juan C. Bianchi	12/10/2015	3,268					74.72	12/10/2025
	12/13/2016	7,903					73.72	12/13/2026
	12/12/2017	10,493					91.99	12/12/2027
	12/12/2018	10,766					111.45	12/12/2028
	4/4/2019	27,239					141.03	4/4/2029
	4/4/2019	19,382					141.03	4/4/2029
	12/10/2019	14,799					154.28	12/10/2029
	11/5/2020	200,000					98.46	11/5/2030
	12/7/2021	24,924	8,308	(3)			116.08	12/7/2031	8,076	(2)	830,536	1,153	(2)	118,575
	12/6/2022	20,211	20,211	(5)			90.26	12/6/2032	1,643	(4)	168,966	13,149	(4)	1,352,243
	12/12/2023	9,444	28,333	(7)			91.66	12/12/2033	1,619	(6)	166,498	14,566	(6)	1,497,967
	12/10/2024				33,322	(1)	104.18	12/10/2034				14,240	(1)	1,464,442

1.	See footnotes to table under “Grants of Plan-Based Awards for 2024” for a description of the vesting schedule for these awards.
2.	Restricted stock award granted December 7, 2021 that has two components: 1) 40% of the award will vest evenly over four years subject to the Company producing at least $60 million adjusted operating income each year of vesting upon the filing of the Company's annual Form 10-K for the years ending 2022, 2023, 2024 and 2025; and 2) up to 60% of the award will vest at the end of the third calendar year subject to the Company achieving compounded annualized growth rates ("CAGR") in adjusted constant currency earnings per share. 20% of the award will vest if the Company achieves a threshold 5% CAGR, 40% of the award will vest if the Company achieves a target 7.5% CAGR, and 60% of the award will vest if the Company achieves a maximum 10% CAGR vesting upon the filing of the Company's annual Form 10-K for the year ending 2024.
3.	Stock option award granted December 7, 2021 that vests evenly over four years upon the achievement of a 10% increase over the share price on the date of the grant for 30 consecutive days. Stock price market performance criteria has been met.
4.	Restricted stock award granted on December 6, 2022 has two components: 1) 40% of the award will vest evenly over four years subject to the Company producing at least $60 million adjusted operating income each year of vesting upon the filing of the Company's annual Form 10-K for the years ending 2023, 2024, 2025 and 2026; and 2) up to 60% of the award will vest at the end of the third calendar year subject to the Company achieving compounded annualized growth rates ("CAGR") in adjusted constant currency earnings per share. 20% of the award will vest if the Company achieves a threshold 5% CAGR, 40% of the award will vest if the Company achieves a target 7.5% CAGR, and 60% of the award will vest if the Company achieves a maximum 10% CAGR vesting upon the filing of the Company's annual Form 10-K for the year ending 2025.
5.	Stock option award granted on December 6, 2022 vests evenly over four years upon the achievement of a 10% increase over the share price on the date of the grant for 30 consecutive days. Stock price market performance criteria has been met.

6.	Restricted stock awarded granted on December 12, 2023 has two components: 1) 40% of the award will vest evenly over four years subject to the Company producing at least $100 million in adjusted operating income each year of vesting upon the filing of the Company's annual Form 10-K for the years ending 2024, 2025, 2026, and 2027 and 2) up to 60% of the award will vest at the end of the third calendar year subject to the Company achieving compounded annualized growth rates

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("CAGR") in adjusted constant currency earnings per share. 20% of the award will vest if the Company achieves a threshold 5% CAGR, 40% of the award will vest if the Company achieves a target 7.5% CAGR, and 60% of the award will vest if the Company achieves a maximum 10% CAGR vesting upon the filing of the Company's annual Form 10-K for the year ending 2026.

7.	Stock option awards granted on December 12, 2023 vests evenly over four years upon the achievement of a 10% increase over the share price on the date of the grant for 30 consecutive days. Stock price market performance criteria has been met.

Option Exercises and Stock Vested for 2024

The following table sets forth certain information concerning options exercised and stock vested for the Named Executive Officers during the fiscal year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Brown	67,122	$3,188,966	12,935	$1,328,372
Rick L. Weller	26,849	1,272,106	12,522	1,341,983
Nikos Fountas	21,479	1,016,612	11,550	1,237,814
Kevin J. Caponecchi	52,034	1,899,380	11,550	1,237,814
Juan C. Bianchi	—	—	11,550	1,237,814

  Market value of underlying securities on the date of exercise, minus the exercise price.

Employment Agreements

Messrs. Brown, Weller, Caponecchi and Bianchi

Messrs. Brown, Weller, Caponecchi and Bianchi have employment agreements that have substantially the same terms, except with respect to the levels of compensation, and as otherwise discussed below or under “Compensation Tables” above. The agreements with Messrs. Brown and Weller were entered into in October 2003 and were amended and restated in April 2008, principally to bring them into conformity with the provisions of the Jobs Creation Act of 2004. The agreements with Messrs. Caponecchi and Bianchi were entered into during 2007 in connection with their hiring. Mr. Bianchi's agreement was also amended in April 2008.

The employment agreements have indefinite terms and provide that they may be terminated by the executives at any time upon 60 days’ notice for Messrs. Brown, Weller, and Caponecchi and 30 days' notice for Mr. Bianchi. The agreements may be terminated by Euronet with or without “cause” provided that, in the case of termination due to “cause,” Euronet provides the executive with 14 days’ notice. The agreements define “cause” to mean: (i) conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony or any misdemeanor involving moral turpitude; (ii) fraud, misappropriation or embezzlement by the executive; (iii) willful failure or gross misconduct in the performance of the executive’s assigned duties; (iv) willful failure by the executive to follow reasonable instructions of any officer to whom the executive reports or the Board of Directors; and (v) the executive’s gross negligence in the performance of his assigned duties. In each case, the employment agreements provide that, in a three-year period following a “change in control,” termination for “cause” is limited to only mean an act of dishonesty by an executive constituting a felony that was intended to or resulted in gain or personal enrichment of the executive at Euronet’s expense. Euronet’s termination of an executive’s employment for cause does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock option or restricted stock awards.

If Euronet terminates an executive absent cause and prior to a “change in control” as discussed below, the employment agreements provide that Messrs. Brown, Weller, Caponecchi and Bianchi will be entitled to certain severance benefits for a period of 24 months, including the payment of the executive’s then current base salary, the continuation of the vesting and rights to exercise any then outstanding equity-based awards and the continuation of health and life insurance benefits.

In general, voluntary termination by Messrs. Brown, Weller and Caponecchi does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock options or restricted stock, except under certain circumstances constituting constructive termination. These circumstances include certain changes in conditions of the executives’ employment, such

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as a significant diminution in responsibilities or salary or a forced relocation. In such circumstances, these executives are entitled to the same severance benefits as if they were terminated by Euronet absent cause, prior to a “change of control.” Voluntary termination by Mr. Bianchi prior to a "change in control" generally entitles Mr. Bianchi to the same severance benefits as a termination absent cause.

The following table summarizes the severance benefits due Messrs. Brown, Weller and Caponecchi upon their termination by Euronet without cause, or their voluntary termination due to their constructive termination, and, in the case of Mr. Bianchi, the severance benefits due upon his termination without cause by Euronet or upon his voluntary termination for any reason as of December 31, 2024:

Name	Base Salary	Unvested Equity Comp(1)	Benefits	Total
Michael J. Brown	$1,850,000	$6,989,705	$22,850	$8,772,555
Rick L. Weller	1,100,000	2,139,394	22,850	3,262,244
Kevin J. Caponecchi	1,050,000	1,830,423	23,026	2,903,449
Juan C. Bianchi	1,050,000	1,830,423	72,884	2,953,307
  Represents value of unvested awards at December 31, 2024 that would become vested upon a termination without cause or constructive termination. For the purpose of this table, we have assumed the following for restricted stock awards and stock option awards that vest based on various performance measurements: (a) an annual increase in adjusted EPS of 6% each year, which represents a reasonable estimate of average annual long-term equity returns, (b) that adjusted operating income will exceed $200 million each year, (c) that Euronet’s Common Stock price remains at the December 31, 2024 price through the 24-month vesting period, except that we have assumed the vesting of stock options that have a performance measurement equal to a 10% increase in stock price for a 30 day period is achieved.

In the event of a “change of control,” all equity incentive awards outstanding held by Messrs. Brown, Weller, Caponecchi and Bianchi will become immediately vested and the term of the employment agreements become fixed at three years from the date of the change of control and they may be terminated without cause only upon payment to the executive of a lump sum within five days of the termination equal to the full amount of base salary that would have been payable during the remaining term of the agreement (or for two years, if the remaining term is less than two years), discounted at a rate of 7.5% per annum. These provisions also apply if the executive resigns for “good reason” following a “change of control.” “Good reason” includes certain changes in conditions of employment, as a result of which the executive can be considered to have been constructively terminated, including a significant diminution in responsibilities or salary or a forced relocation. In general, the employment agreements provide that “change of control” includes: (i) completion of any merger, consolidation or sale of substantially all of our assets and such merger results in our stockholders immediately prior to the merger holding less than 50% of the surviving entity; (ii) replacement of over 25% of our Directors without the approval of at least 75% of the Directors in office as of the effective date of the employment agreement or of Directors so approved; or (iii) the acquisition by any person or group of persons of 40% or more of the voting rights of our outstanding voting securities.

Assuming a "change in control" occurred on December 31, 2024, the remaining term of the agreement was three years and assuming the amounts due under the change of control provisions outlined above would be paid in a lump sum, the following table summarizes amounts that would have accrued to these Named Executive Officers:

Name	Base Salary	Unvested Equity Comp(1)	Benefits	Total
Michael J. Brown	$2,478,068	$21,600,188	$34,275	$24,112,531
Rick L. Weller	1,473,446	6,965,647	34,275	8,473,368
Kevin J. Caponecchi	1,406,471	6,170,344	34,539	7,611,354
Juan C. Bianchi	1,406,471	6,170,344	109,326	7,686,141
  Represents the value of all unvested equity awards at December 31, 2024.

The Compensation Committee has considered the above “change of control” provisions in the Named Executive Officers' employment agreements, and determined that the provisions offered to executives by Euronet are reasonable and appropriate.

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Additionally, the employment agreements entitle the executives to certain rights to income and excise tax gross-up amounts in the event Section 4999 of the Code, or any similar tax law, applies to the change in control payments. If an executive is entitled to such tax gross-up payments, the gross-up payments will be made either to the executive or directly to the Internal Revenue Service. The gross-up amounts are subject to additional conditions and limitations and exclude excise taxes or other penalties under Section 409A of the Code. Assuming calendar year 2024 federal and state income rates, a termination without cause or good reason in connection with a change in control, and in the case of Mr. Bianchi, termination without cause or voluntary termination for any reason, each executive officer would have not been entitled to receive any tax gross-up payment as of December 31, 2024.

The Compensation Committee has considered these tax gross-up clauses and has determined that it would not require elimination of such clauses where they appear in existing executive employment agreements. However, in February 2011, the Compensation Committee adopted a policy that from that date forward, it would not renew any existing agreements with tax gross-up clauses nor would it grant tax gross-up clauses in new executive employment agreements entered into by the Company.

In the event of the death of an executive officer, with the exception of Mr. Caponecchi who is discussed below, the provisions of our equity award agreements generally provide that all unvested equity awards outstanding shall vest immediately. As of December 31, 2024, the value of unvested equity awards outstanding that would vest in the event of death was $21,600,188 for Mr. Brown, $6,965,647 for Mr. Weller and $6,170,344 for Mr. Bianchi.

In the event of disability of an executive officer, with the exception of Mr. Caponecchi who is discussed below, the employment agreements with Messrs. Brown, Weller and Bianchi provide for the payment of a lump-sum disability benefit equal to 12 months of the current base salary, which as of December 31, 2024 represented $925,000 for Mr. Brown, $550,000 for Mr. Weller and $525,000 for Mr. Bianchi. In addition, the provisions of our equity award agreements generally provide that all equity awards outstanding shall vest immediately. As of December 31, 2024, the value of unvested equity awards outstanding that would vest in the event of disability was $21,600,188 for Mr. Brown, $6,965.647 for Mr. Weller and $6,170,344 for Mr. Bianchi. The employment agreements with Messrs. Brown, Weller and Bianchi also provide that the executives’ right to exercise any such awards will continue for a period of 12 months after termination due to disability.

In the event of death or disability of Mr. Caponecchi, his employment agreement provides for a payment of a lump sum benefit equal to 24 months of the current base salary, which as of December 31, 2024 represented a total of $1,050,000. Mr. Caponecchi’s employment agreement also stipulates that all unvested equity incentive awards shall vest immediately, which represents $6,170,344 as of December 31, 2024. The stock options will remain exercisable pursuant to their terms after the death or disability of Mr. Caponecchi.

Messrs. Brown, Weller, Caponecchi and Bianchi must not disclose confidential information during the term of the employment agreements and following termination. Each of the agreements includes a restriction on the ability of the executive to compete with Euronet or solicit our employees during the severance period following termination. Any severance payments are conditioned on the executive officer complying with these restrictions.

Mr. Fountas

Mr. Fountas entered into an employment agreement in May 2018 as part of his relocation to the U.K. His employment agreement is governed by English law.

Mr. Fountas’ employment agreement has an indefinite term and provides that it may be terminated by Mr. Fountas at any time upon 90 days’ notice. Mr. Fountas’ employment agreement may be terminated by Euronet with 24 months’ notice except in connection with the following circumstances (“cause”) for which no notice is required: (i) any material breach or non-observance of Mr. Fountas’ duties; (ii) any act of fraud, misappropriation or embezzlement in connection with Mr. Fountas’ employment; (iii) conviction of a criminal offence (excluding certain road traffic violations), (iv) willful failure to follow any reasonable instructions of the Board or any Euronet officer to whom Mr. Fountas reports; or (v) any gross negligence or gross misconduct in the performance of Mr. Fountas’ assigned duties.

If Euronet terminates Mr. Fountas absent “cause” as described above and prior to a “change in control” as discussed below and without the required 24 months prior notice, Mr. Fountas’ employment agreements provides that he will be entitled to receive a sum in lieu of notice, either as a lump sum or in 24 equal monthly installments in arrears, equivalent to the fixed salary provided under the agreement, which Mr. Fountas would have been entitled during the 24 month notice period, or if notice has already been given, during any unexpired period of notice (the “Unexpired Notice Period”); provided, however, that Euronet’s obligation to make any further payments ceases if Mr. Fountas commences new employment during the Unexpired Notice Period. In addition, Mr. Fountas will be

49

entitled to the continuation of the vesting and rights to exercise any then outstanding equity-based awards during the Unexpired Notice Period.

The following table summarizes the severance benefits due Mr. Fountas upon his termination by Euronet without “cause” and prior to a “change in control” as of December 31, 2024, assuming no notice was given prior to such termination:

Name	Base Salary	Unvested Equity Comp(1)	Benefits	Total
Nikos Fountas	$1,050,000	$1,830,423	$—	$2,880,423
  Represents the value of all unvested equity awards at December 31, 2024 that would become vested upon a termination without cause or constructive termination. For the purpose of this table, we have assumed the following for restricted stock awards and stock option awards that vest based on various performance measurements: (a) an annual increase in adjusted EPS of 6% each year, which represents a reasonable estimate of average annual long-term equity returns, (b) that adjusted operating income will exceed $200 million each year, and (c) that Euronet’s Common Stock price remains at the December 31, 2024 price through the 24-month vesting period except that we have assumed the vesting of stock options that have a performance measurement equal to a 10% increase in stock price for a 30 day period.

In the event of a “change of control,” all equity awards outstanding held by Mr. Fountas will become immediately vested.  In the event Mr. Fountas is terminated for any reason within one year of a "change of control," he will be entitled to a lump sum equal to the present value (discounted at a rate of 7.5%) of the amount of base salary for the 24 month notice period plus an additional amount equal to the present value (discounted at a rate of 7.5%) of the amount of base salary that he would have been entitled to during the one year after the "change in control” less any period of such year that he was employed by Euronet.

Assuming a "change in control" occurred on December 31, 2024, and Mr. Fountas’ employment with Euronet was terminated on that date, the following table summarizes amounts that would have accrued to Mr. Fountas:

Name	Base Salary	Unvested Equity Comp(1)	Total
Nikos Fountas	$1,476,511	$6,170,344	$7,646,855

  Represents the value of all unvested equity awards at December 31, 2024.

The Compensation Committee has considered the above “change of control” provisions in Mr. Fountas’ employment agreement, and determined that the provisions offered to Mr. Fountas by Euronet are reasonable and appropriate.

Under Mr. Fountas’ employment agreement, Euronet may terminate Mr. Fountas' employment immediately by written notice at any time if Mr. Fountas suffers an illness or injury which has caused Mr. Fountas to be incapable of effectively performing his role on a permanent or long-term basis. Mr. Fountas will be entitled to payment of his base salary for 12 months ($525,000), and the continuation of the vesting and rights to exercise any then outstanding equity-based awards for a period of 12 months, which as of December 31, 2024 represented a total of $924,107.

Mr. Fountas must not disclose confidential information during the term of his employment agreement and following termination. His agreement includes a restriction on his ability to compete with Euronet for a period of 24 months after the termination of his employment. Any severance payments are conditioned on Mr. Fountas complying with these restrictions.

CEO Pay Ratio

The Company's compensation and benefits philosophy and the overall structure of its compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to the Company's success. Euronet strives to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within the Company's peer group. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed. Euronet's ongoing commitment to pay equity is critical to its success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute. Euronet employs over 10,600 people in more than 40 countries.

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The ratio of the 2024 total annual compensation of the CEO to that of the median of the Company's other employees was 477:1

The median employee was identified by using the annual base salary of all employees as of December 31, 2024. Amounts stated in foreign currency were converted into U.S. dollars at the average 2024 foreign currency exchange rate. Annual base salary was the compensation measure used as it was the measure which was universally, consistently and reliably available in our employee information system. Total annual compensation was not used because it could not be efficiently and reliably obtained for every employee as our employees work in more than 40 countries using myriad payroll systems. However, our assessment is that the exclusion of compensation elements other than base salary does not materially affect the identification of the median employee.

For 2024, the annual total compensation of the median employee was $29,600 and the annual total compensation of our CEO was $14,116,841. The total annual compensation of the median employee was determined on the same basis as that of the CEO. No cost-of-living adjustment was made.

Shares Issuable under Stockholder Approved Plans

The table below sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2024.

	(a)	(b)	(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by security holders:			3,726,775
Stock option awards	5,161,664	$104.10
Restricted stock unit awards	829,355	—
Equity compensation plans not approved by security holders	—	—	—
Total	5,991,019	$104.16	3,726,775
  The weighted average exercise price in this column does not take into account the restricted stock unit awards.
  Included in this column are 0.2 million shares remaining under our employee stock purchase plan. During 2024, Euronet issued 27,263 shares to employees under the employee stock purchase plan
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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company.  For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please read "Compensation Discussion and Analysis"..

					Value of Initial fixed $100 investment based on:
	Summary Compensation Total Table for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEO	Average Compensation Actually Paid to Non- PEO NEOs	Total Shareholder Return (TSR)	Peer Group Total Shareholder Return	Net Income ($ millions)	Company Selected Measure (CSM) - Constant Currency Adjusted Earnings per Share
Year	($) (1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$14,115,622	$12,810,113	$4,561,906	$4,185,387	$65.27	$192.73	$306.0	$8.70
2023	$13,816,268	$16,275,105	$4,509,404	$5,434,412	$64.41	$139.05	$279.7	$7.45
2022	$13,817,351	$11,540,240	$4,511,334	$3,949,725	$59.90	$117.58	$231.0	$7.23
2021	$11,680,872	$8,155,437	$3,910,371	$822,983	$75.63	$135.32	$70.7	$3.66
2020	$10,533,666	$10,336,215	$6,267,505	$8,741,455	$91.98	$132.61	$(3.3)	$2.89

(1)

The dollar amounts reported in column (b) are the amounts reported for Mr. Brown, our CEO (referred to in the table and related information as the “PEO” or principal executive officer), for each corresponding year in the Total column of the Summary Compensation Table in each applicable year.

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid to Mr. Brown, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation realized or received by Mr. Brown. In accordance with these rules, these amounts reflect Total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Compensation Actually Paid to PEO	2024	2023	2022	2021	2020
Summary Compensation Table Total	$14,115,622	$13,816,268	$13,817,351	$11,680,872	$10,533,666
Less, value of Stock Awards reported in Summary Compensation Table	(10,404,097)	(10,404,260)	(10,404,250)	(9,135,727)	(9,673,424)
Less, Change in Pension Value reported in Summary Compensation Table		—	—	—	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	10,366,397	11,492,042	10,910,614	9,384,222	10,381,368
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	(1,041,999)	1,210,527	(1,648,612)	(2,369,813)	353,655
Plus fair value as of the vesting date of equity awards granted and vested in the year		—	—	—	—
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	(225,810)	160,528	23,827	(233,888)	272,517
Less, prior year-end fair value for any equity awards forfeited in the year		—	(1,158,690)	(1,170,229)	(1,541,567)
Plus, pension service cost for services rendered during the year		—	—	—	—
Compensation Actually Paid to PEO as calculated	$12,810,113	$16,275,105	$11,540,240	$8,155,437	$10,326,215

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Brown in the Total column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows:  Rick L. Weller, Nikos Fountas, Kevin J. Caponecchi, and Juan C. Bianchi.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to NEOs as a group (excluding Mr. Brown), as computed in accordance with item 402(v) of Regulation S-K and do not reflect the total

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compensation realized or received by such persons.

In accordance with these rules, these amounts reflect Total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Paid to Non-PEO NEOs	2024	2023	2022	2021	2020
Summary Compensation Table Total	$4,561,906	$4,509,404	$4,511,334	$3,910,371	$6,267,505
Less, value of Stock Awards reported in Summary Compensation Table	(3,225,280)	(3,016,741)	(3,016,730)	(2,702,164)	(5,721,164)
Less, Change in Pension Value reported in Summary Compensation Table		—	—	—	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	3,213,595	3,238,180	3,163,551	2,772,164	8,827,358
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in the year	(296,714)	304,426	(629,997)	(2,555,345)	(167,623)
Plus fair value as of the vesting date of equity awards granted and vested prior years		—	—	—	—
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	(68,118)	399,143	263,317	(85,149)	81,324
Less, prior year-end fair value for any equity awards forfeited in the year		—	(341,750)	(516,894)	(545,945)
Plus, pension service cost for services rendered during the year		—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs	$4,185,387	5,434,412	$3,949,725	$822,983	$8,741,455

(5)

Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is the closing price on December 31, 2019

(6)	The peer group used for calculating Peer Group Total Shareholder Return is the same peer group used by the Company for benchmarking compensation.
(7)	The amounts reported are from the Company’s audited financial statements for the applicable year.
(8)

Adjusted Earnings per Share on a constant currency basis is a non-GAAP financial measure. For additional information including a corresponding reconciliation to GAAP financial measures, see Appendix A Reconciliation of Adjusted Earnings per Share on a constant currency basis.

Pay versus Performance: Most Important Measures

The most important financial performance measure used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance is Adjusted Earnings per Share on a constant currency basis, adjusted operating income and increases in the Company's stock prices. These performance measures are included and considered in the evaluation of Company performance as part of executive compensation.

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Pay Versus Performance: Graphical Description

The illustrations below provide a graphical description of CAP and the following measures:

  the Company’s cumulative TSR and Peer Group’s cumulative TSR:
  the Company’s Net Income; and
  the Company Selected Measure, which for Euronet is Adjusted Earnings per Share on a constant currency basis

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DIRECTOR COMPENSATION

In 2024, non-management Directors received $260,000 annually for serving on the Board. The Board fee consisted of annual cash compensation in the amount of $100,000 paid at the beginning of the term and common stock valued at $160,000 that is granted on the date of our annual meeting of stockholders and vests immediately. Non-management Directors received additional annual compensation for serving in certain Board leadership roles as follows: (i) the Lead Independent Director received cash compensation of $30,000, (ii) the Chairperson of the Audit Committee received cash compensation of $25,000, (iii) the Chairman of the Compensation Committee received cash compensation of $20,000, and (iv) the Chairman of the Nominating and Corporate Governance Committee received cash compensation of $15,000. Directors may elect to take all of their Board fees as an award of common stock.

We believe that the compensation paid to non-management Directors in 2024 was appropriate.

During 2024, in addition to reimbursement of out-of-pocket expenses, each non-management Director was compensated as summarized in the table below:

Director Compensation for 2024

Name	Fees Earned or Paid in Cash	Stock Awards(6)	Total
Thomas A. McDonnell (1)	$130,000	$160,000	$290,000
M. Jeannine Strandjord (2)	125,000	160,000	285,000
Andrew B. Schmitt (3)	120,000	160,000	280,000
Paul S. Althasen (4)	115,000	160,000	275,000
Michael N. Frumkin	100,000	160,000	260,000
Dr. Andrzej Olechowski	100,000	160,000	260,000
Ligia Torres Fentanes	100,000	160,000	260,000
Sara Baack	100,000	160,000	260,000
Sergio Herrero	100,000	160,000	260,000
Brad Sprong (5)	50,000	80,000	130,000
  Includes $30,000 in cash for his role as Lead Independent Director.
  Includes $25,000 in cash for her role as Chairperson of the Audit Committee.
  Includes $20,000 in cash for his role as Chairperson of the Compensation Committee.
  Includes $15,000 in cash for his role as Chairperson of the Nominating and Corporate Governance Committee.
  Brad Sprong was appointed to a Director in December of 2024 and his director compensation was proportionally adjusted.
  The stock awards granted to Directors as compensation vest immediately on the grant date. For 2024, the value per share at the grant date (May 16, 2024, the date of last year's annual meeting) was $115.27 per share for each non-management Director. The aggregate grant date fair value is computed in accordance with FASB Accounting Standards Codification Topic 718.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Thomas A. McDonnell, M. Jeannine Strandjord, Andrzej Olechowski, Andrew B. Schmitt, Paul S. Althasen, Michael N. Frumkin, and Ligia Torres Fentanes) (i) during the last three fiscal years, was an officer or employee of the Company; or (ii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company’s executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served as the Company’s Director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR
INDEPENDENCE

On January 1, 2014, we entered into a Non-Continuous Aircraft Dry Lease (the "M+M Lease") with M+M X, LLC, a company that is owned by our Chief Executive Officer, President and Chairman of the Board of Directors, Mr. Brown. The M+M Lease makes a Cessna Model 750 aircraft available to Euronet for transportation of executives with no minimum usage requirements, in consideration of payment of a fee of $5,500 per hour. The Audit Committee of the Board examined the M+M Lease and determined that those terms were fair to Euronet. The total amount paid to M+M X, LLC under the lease agreement during the year 2024 was $0.3 million.

Our Code of Conduct provides that no related party transaction that would require disclosure under the U.S. securities laws may be consummated or continued unless the transaction is approved or ratified by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The M+M Lease was ratified by the Audit Committee in accordance with this policy.

All of our Directors, with the exception of Mr. Brown, are independent under the listing standards of The Nasdaq Stock Market LLC.

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AUDIT MATTERS

Report of the Audit Committee

The Audit Committee reviewed and discussed Euronet’s audited consolidated financial statements for fiscal year 2024 with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that Euronet’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Audit Committee:
M. Jeannine Strandjord, Chair
Thomas A. McDonnell
Andrew B. Schmitt
Ligia Torres Fentanes

The Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

Fees of the Company’s Independent Auditors

KPMG LLP served as Euronet’s independent registered public accounting firm as of and for the year ended December 31, 2024. As such, KPMG LLP performed professional services in connection with the audit of the consolidated financial statements of Euronet and the review of reports filed with the SEC, and performed an audit of the effectiveness of our internal control over financial reporting as of December 31, 2024.

Audit Fees

Audit fees for financial statement audits were $3,543,054 during 2024 and $3,173,295 during 2023. Audit fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States) and Generally Accepted Auditing Standards, including the recurring audit of Euronet’s consolidated financial statements and fees related to the audit of the effectiveness of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with integrated audits and statutory filings, comfort letters, consents and assistance with and review of documents filed with the SEC.

 Audit-Related Fees

There were no audit-related fees in 2024 and 2023.  This category includes fees related to reporting on controls at a service organization, assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of new SEC guidance, audit services not required by statute or regulation and other attest services.

Tax Fees

There were $74,000 in tax fees during 2024 and $192,292 during 2023. This category includes fees associated with tax compliance and other services related to tax disclosure and filing requirements.

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All Other Fees

No other fees were paid to KPMG LLP during both 2024 and 2023.

The Audit Committee has concluded that the provision by KPMG LLP of the services described under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above is compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies that prohibit us from engaging our independent registered public accounting firm to perform any service that the independent registered public accounting firm is prohibited by the securities laws from providing. Such procedures require the Audit Committee to pre-approve or reject any audit or non-audit services. The Chairperson, with the assistance of Euronet’s Chief Financial Officer, presents and describes at regularly scheduled Audit Committee meetings all services that are subject to pre-approval. The authority to pre-approve permitted services may be delegated to one or more members of the Audit Committee and pre-approval may be granted between meetings, as long as any such pre-approval of services is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee regularly examines whether the fees for auditor services exceed estimates.

The Audit Committee pre-approved all services that KPMG LLP rendered to Euronet for 2024.

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OTHER MATTERS

Other Business

The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of the Notice and, if applicable, our Annual Report to stockholders and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee. If you did not receive an individual copy of the Notice and, if applicable, our Annual Report to stockholders and/or Proxy Statement, we will send copies to you if you contact us by writing to the Secretary of Euronet, 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211 or by calling (913) 327-4200. If you and other residents at your address have been receiving multiple copies of the Notice and, if applicable, our Annual Report to stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

Proposals for Inclusion in Euronet’s Proxy Statement

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in Euronet’s Proxy Statement for the annual stockholder meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 5, 2025. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary

Euronet Worldwide, Inc.

11400 Tomahawk Creek Parkway, Suite 300

Leawood, Kansas 66211

If Euronet intends to exclude such a stockholder proposal from its Proxy Statement, it must file its reasons with the SEC no later than 80 calendar days before the filing date of its definitive Proxy Statement and simultaneously provide the stockholder with a copy of Euronet’s submission.

Proposals Not Intended for Inclusion in Euronet’s Proxy Statement

For a stockholder proposal that is not intended to be included in Euronet’s Proxy Statement for the annual meeting next year under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary:

  not earlier than the close of business on January 14, 2026; and
  not later than the close of business on February 13, 2026.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of Euronet’s Annual Meeting for 2025, then notice of a stockholder proposal that is not intended to be included in Euronet’s Proxy Statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting, or if later, the tenth day following the day on which the notice of the annual meeting was first publicly disclosed.

Recommendations or Nominations of Individuals to Serve as Directors

You may propose Director candidates for consideration by the Board’s Nominating & Corporate Governance Committee. Any such written recommendations should include: (a) the name of the proposing stockholder and proof of ownership of the Company’s common stock; (b) consents signed by the potential Director candidate and the proposing stockholder authorizing the Company

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to conduct a background check on the potential Director candidate and to disclose the information provided in the recommendation in its proxy materials or otherwise; (c) supporting information regarding the potential Director candidate; and (d) such other information required by our Bylaws.

You may send a proposed Director candidate’s name and other required information to the Board at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the next annual meeting subject to the advance notice provisions in our Bylaws.

Deadline to Propose or Nominate Individuals to Serve as Directors

Our Bylaws permit stockholders to nominate Directors for election at an annual stockholder meeting. To nominate a Director, the stockholder must deliver the information required by our Bylaws.

To nominate an individual for election at the 2026 Annual Meeting, the stockholder must give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on January 14, 2026 and the close of business on February 13, 2026, unless the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our Annual Meeting for 2025, then the nomination must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting or, if later, the tenth day following the day on which the 2026 Annual Meeting was first publicly disclosed.

Rule 14a-19

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2026.

Availability of Euronet’s Bylaws

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our Amended and Restated Bylaws is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on February 28, 2017.

By Order of the Board,

Adam Godderz
General Counsel and Secretary

April 4, 2025

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APPENDIX A

Reconciliation of Non-GAAP Measures

Adjusted operating income, adjusted EPS, revenue on a constant currency basis, adjusted operating income on a constant currency basis, and adjusted EPS on a constant currency basis are non-GAAP financial measures that exclude certain items noted below. However, we believe investors should consider these measures as they are indicative of our ongoing performance and reflect how management evaluates our operational results and trends.

Reconciliation of Net Income to Operating Income and Adjusted Operating Income
(in millions)
	Year ended December 31,
	2024	2023	% Change
Net income	$306.3	$279.5
Add: Income tax expense	142.6	120.9
Add: Total other expense, net	54.3	32.2
Operating income	$503.2	$432.6
Adjusted operating income	$502.8	$432.1	16%
Impact of foreign currency	5.2		—
Constant currency adjusted operating income	$508.0		18%

Reconciliation of revenue on a constant currency basis
(in millions)
	Year ended December 31,
	2024	2023	% Change
Revenue	$3,989.8	$3,688.0	8%
Estimated foreign currency impact	13.6		1%
Revenue on a constant currency basis	$4,003.4		9%

Reconciliation of Adjusted Earnings per Share (EPS)
(in millions, except share and per share data)
	Year ended December 31,
	2024	2023	% Change
Net (loss) income attributable to Euronet Worldwide, Inc.	$306.0	$279.7
Foreign currency exchange (gain) loss	19.1	(8.0)
Acquired intangible asset amortization	21.7	24.4
Share-based compensation	43.9	53.7
Non-cash gain	-	(3.0)
Non-cash purchase accounting expense adjustment	(0.4)	2.5
Income tax effect of above adjustments	13.2	(3.0)
Non-cash investment gain	(20.3)	-
Non-cash GAAP tax expense (benefit)	9.9	19.7
Adjusted earnings	$393.1	$366.0
Adjusted earnings per share - diluted	$8.61	$7.46	15%
Estimated foreign currency impact	0.09		2%
Adjusted earnings per share - diluted - on a constant currency basis	8.70		17%

Diluted weighted average shares outstanding (GAAP)	48,082,766	51,599,633
Effect of adjusted EPS dilution of convertible notes	(2,781,818)	(2,781,818)
Effect of unrecognized share-based compensation on diluted shares outstanding	369,573	230,000
Adjusted diluted weighted average shares outstanding	45,670,521	49,047,815

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Euronet

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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	For All	Withhold All	For All Except
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Nominees

01) Michael J. Brown 02) Sergi Herrero 03) Brad Sprong

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